UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

CHECK THE APPROPRIATE BOX:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under §240.14a-12
ImmunityBio, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

To our Stockholders:
We are pleased to invite you to attend the 2024 annual meeting of stockholders (the Annual Meeting) of ImmunityBio, Inc. to be held on Tuesday, June 11, 2024 at 9:30 a.m. Pacific Time, or at any adjournment or postponement thereof. The Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote your shares via Internet Webcast at virtualshareholdermeeting.com/IBRX2024 by entering the 16-digit control number (Control Number) included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials. Questions will need to be submitted prior to the Annual Meeting. To submit questions, please visit proxyvote.com with your 16 digit Control Number. You will not be able to attend the Annual Meeting in person.
We have elected to provide access to our proxy materials over the Internet under the United States Securities and Exchange Commission’s (SEC) “notice and access” rules. We believe these rules allow us to provide you with the information you need while reducing our delivery costs and the environmental impact of the Annual Meeting. The board of directors (Board) has fixed the close of business on April 17, 2024 as the record date (Record Date) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. Our Notice of Internet Availability of Proxy Materials is being mailed to stockholders entitled to vote at the meeting on or about May 1, 2024.
Your vote is important. Whether or not you expect to attend the Annual Meeting via Internet Webcast, please vote at your earliest convenience. You may vote over the Internet, by telephone or, if you request to receive printed proxy materials, by mailing a proxy or voting instruction form. You may also vote your shares during the Annual Meeting. Submitting your proxy in advance of the Annual Meeting will not prevent you from voting your shares at the Annual Meeting, as your proxy is revocable at your option as described in the proxy statement accompanying this notice. Please review the instructions regarding each of your voting options described in the proxy statement, as well as in the Notice of Internet Availability of Proxy Materials or proxy card you received by mail.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (Annual Report) are available to view and download at proxyvote.com.
Thank you for your ongoing support of, and continued interest in, ImmunityBio, Inc.

Sincerely,

Richard Adcock
Chief Executive Officer and President

May 1, 2024
ImmunityBio, Inc.
3530 John Hopkins Court San Diego, CA 92121
Office: +1-844-696-5235 Email: info@ImmunityBio.com

Notice of Annual Meeting of Stockholders

Date and Time:	Tuesday, June 11, 2024 at 9:30 a.m. Pacific Time.

Internet Availability of Proxy Materials:
Under rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report by providing access to such documents on the Internet instead of mailing printed copies. Most of you will not receive printed copies of the proxy materials unless you request them. Instead, the Notice of Internet Availability of Proxy Materials, which was mailed to most of you, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you would like to receive printed copies of our proxy materials by mail, please follow the instructions in the Notice of Internet Availability of Proxy Materials for requesting such materials. If you request printed copies of the proxy materials by mail, the materials you receive will include the proxy card or voting instruction form for the Annual Meeting. A copy of our proxy statement and our Annual Report are also posted on proxyvote.com, and are available from the SEC on its website at sec.gov.

Webcast Address:	virtualshareholdermeeting.com/IBRX2024

Items of Business:
1.To elect nine directors from the nominees named in the accompanying proxy statement to serve until our 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal.
2.To approve an amendment to the ImmunityBio, Inc. 2015 Equity Incentive Plan (“2015 Plan”) to increase the number of shares of the company’s common stock authorized for issuance under the plan by 19,900,000 shares.
3.To approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers (“Say-on-Pay”).
4.To ratify the selection of Ernst & Young LLP as ImmunityBio’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
5.To transact other business that may properly come before the Annual Meeting.

Record Date:
Only stockholders of record of our common stock as of the close of business on Wednesday, April 17, 2024, are entitled to receive notice of, and vote at the Annual Meeting and any continuation, postponement, or adjournment thereof.

Meeting Admission:
You are invited to attend the Annual Meeting via Internet Webcast if you are a stockholder of record or a beneficial owner of shares of our common stock, in each case, as of April 17, 2024. You will be able to attend the Annual Meeting via Internet Webcast at virtualshareholdermeeting.com/IBRX2024 by entering the 16-digit Control Number included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.

By Order of the Board of Directors,

Jason Liljestrom
Corporate Secretary
San Diego, California
May 1, 2024

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PROXY STATEMENT
As a smaller reporting company for the fiscal year ended December 31, 2023, ImmunityBio is electing to comply with the scaled disclosure requirements applicable to smaller reporting companies pursuant to SEC rules for many of the items that are incorporated by reference into Part III of its Annual Report on Form 10-K. These scaled disclosure requirements include reduced disclosure about the company’s executive compensation arrangements. Please note that certain of the executive compensation disclosure required to be described for a smaller reporting company is presented in tabular form for ease.
The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read the entire proxy statement carefully.
Questions and Answers about the Proxy Materials and Annual Meeting
Why am I receiving these materials?
This proxy statement and the enclosed form of proxy are posted in connection with the solicitation of proxies by the Board for use at the 2024 Annual Meeting of Stockholders of ImmunityBio, Inc., a Delaware corporation, and any postponements or adjournments thereof. The Annual Meeting will be held on Tuesday, June 11, 2024 at 9:30 a.m. Pacific Time, via Internet Webcast.
Stockholders are invited to attend the Annual Meeting via Internet Webcast and are requested to vote on the items of business described in this proxy statement. A copy of this proxy statement and our 2023 Annual Report are posted on proxyvote.com, and are also available from the SEC on its website at sec.gov.
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting your proxy card or, if available, voting by telephone or the Internet. We have designated each of Richard Adcock, our Chief Executive Officer and President, Jason Liljestrom, our General Counsel and Corporate Secretary, and David Sachs, our Chief Financial Officer, to serve as proxies for the Annual Meeting.
What am I voting on?
You are being asked to vote on four proposals:
•the election of nine directors from the nominees named in this proxy statement to serve until our 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal;
•an amendment to the ImmunityBio, Inc. 2015 Plan to increase the number of shares of the company’s common stock authorized for issuance under the plan by 19,900,000 shares;
•the approval, on an advisory (non-binding) basis, of the compensation of our Named Executive Officers (“Say-on-Pay”); and
•the ratification of the selection of Ernst & Young LLP as ImmunityBio’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
What if other matters are properly brought before the Annual Meeting?
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment. If, for any reason, a director nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by the Board.
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How does the Board recommend that I vote?
The Board recommends that you vote your shares:
•“FOR” the election of each of the nine nominees for director named in this proxy statement;
•“FOR” the approval of an amendment to the 2015 Plan to increase the number of shares of the company’s common stock authorized for issuance under the plan by 19,900,000 shares;
•“FOR” approval, on an advisory (non-binding) basis, of the Say-on-Pay vote; and
•“FOR” the ratification of the selection of Ernst & Young LLP as ImmunityBio’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
Who may vote at the Annual Meeting?
Only stockholders of record as of the close of business as of the Record Date on April 17, 2024 are entitled to vote at the Annual Meeting. As of the Record Date, there were 677,036,411 shares of our common stock outstanding, held by 89 holders of record.
You are invited to attend the Annual Meeting and vote your shares via Internet Webcast at virtualshareholdermeeting.com/IBRX2024 by entering the 16-digit Control Number included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you have the right to grant your proxy directly to the individuals listed on the proxy card or to vote via Internet Webcast.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date for the Annual Meeting, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials will be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides or vote via Internet Webcast.
How can I vote my shares?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in one of the following ways:
•You may vote during the Annual Meeting live via the Internet. If you plan to attend the Annual Meeting via Internet Webcast, you may vote your shares via Internet Webcast at virtualshareholdermeeting.com/IBRX2024 by entering the 16-digit Control Number found in your proxy materials.
•You may vote by mail. Complete, sign and date your proxy card and return it promptly in the postage-prepaid envelope provided (if you requested and received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the Annual Meeting.
•You may vote by telephone. To vote over the telephone, dial toll-free 800-690-6903 and follow the recorded instructions. You will be asked to provide the 16-digit Control Number found in your proxy materials. Telephone voting is available 24 hours a day, 7 days a week. Please note that telephone voting closes at 11:59 p.m. Eastern Time on June 10, 2024.
•You may vote via the Internet. To vote via the Internet, go to proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16 digit Control Number found in your proxy materials. Internet voting is available 24 hours a day, 7 days a week. Please note that Internet voting closes at 11:59 p.m. Eastern Time on June 10, 2024.
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Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction form, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. You may also vote your shares via Internet Webcast at virtualshareholdermeeting.com/IBRX2024 by entering the 16-digit Control Number found in your proxy materials.
Can I change my vote or revoke my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by:
•entering a new vote via the Internet or by telephone (until the applicable deadline for each method as set forth above);
•returning a new proxy card bearing a later date (which automatically revokes the earlier proxy);
•providing a written notice of revocation to ImmunityBio, Inc., Attention: Corporate Secretary, 3530 John Hopkins Court, San Diego, California 92121 that is received before the polls close for voting at the Annual Meeting or any adjournment or postponement thereof; or
•attending the Annual Meeting and submitting your vote live via the Internet prior to the closing of the polls (which would automatically revoke the previously submitted proxy). If you are a stockholder of record, you cannot change your vote in advance of the Annual Meeting using the Internet or telephone voting methods after 11:59 p.m. Eastern Time on June 10, 2024.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner of your shares, you may change your vote by timely submitting new voting instructions to your broker, bank or other nominee (which would revoke your earlier instructions), or by attending the Annual Meeting and submitting your vote live via the Internet prior to the closing of the polls (which would revoke the previously submitted instructions). Beneficial owners of shares should follow the voting instructions provided by their broker, bank or other nominee.
Attending the Annual Meeting will not, in itself, cause your previously granted proxy or previously submitted voting instructions to be revoked. You must submit a new vote during the Annual Meeting prior to the closing of the polls in order to do so.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of the Board. The persons named in the proxy, Richard Adcock, Jason Liljestrom, and David Sachs, have been designated as proxies for the Annual Meeting by the Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of the Board as described above and, if any other matters are properly brought before the Annual Meeting, the shares will be voted in accordance with the proxies’ judgment.
How many votes do I have?
For the election of directors, each stockholder is entitled to cast one vote for each director nominee for each share of the company’s common stock held by them as of the Record Date. Cumulative voting is not permitted for the election of directors. On the other matters to be voted upon, each stockholder is entitled to one vote for each share of the company’s common stock held by them as of the Record Date.
What is the quorum requirement for the Annual Meeting?
A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. Holders of a majority of the voting power of the company’s issued and outstanding common stock entitled to vote at the Annual Meeting must be present live via the Internet or represented by proxy to hold and transact business at the Annual Meeting. On the Record Date, there were 677,036,411 shares issued and outstanding and entitled to vote. Thus, the holders of at least 338,518,206 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
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Abstentions, “WITHHOLD” votes, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chair of the meeting or the holders of a majority of the voting power present live via the Internet or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting may adjourn the meeting to another date.
What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the meeting. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be routine, but not with respect to non-routine matters. In the event that a broker votes shares on the routine matters but does not vote shares on the non-routine matters, those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals or vote your shares at the meeting.
What matters are considered “routine” and “non-routine”?
The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 4) is considered routine under applicable federal securities rules. The election of directors (Proposal 1), the approval of an amendment to the 2015 Plan (Proposal 2), and the approval, on an advisory (non-binding) basis, of the Say-on-Pay vote (Proposal 3) are considered non-routine under applicable rules.
What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record cause abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present live via the Internet or represented by proxy and entitled to vote at the Annual Meeting, including Proposal 4. However, because the outcome of Proposal 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.
Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast on a non-routine proposal. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any non-routine proposal.
What is the voting requirement to approve each of the proposals?
Proposal 1: Election of Directors. The election of directors requires a plurality of the voting power of shares present live via the Internet or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the nine nominees for director receiving the highest number of “FOR” votes will be elected as directors. You may vote (i) “FOR” each director or (ii) “WITHHOLD” for each director nominee. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will have no impact on the outcome of this proposal but will count towards the quorum requirement for the Annual Meeting.
Proposal 2: Amendment to Increase the Number of Shares Authorized Under the 2015 Plan. Amending the 2015 Plan requires the affirmative “FOR” vote of a majority of the shares present live via the Internet or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
Proposal 3: Approval, on an advisory (non-binding) basis, of the Say-on-Pay vote. The affirmative “FOR” vote of a majority of shares of our common stock present live via the internet or represented by proxy at the annual meeting and entitled to vote thereon is required for the approval, on an advisory (non-binding) basis of the Say-on-Pay vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
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Proposal 4: Ratification of Selection of Ernst & Young LLP. The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the shares present live via the Internet or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal.
Dr. Patrick Soon-Shiong, our Executive Chairman and Global Chief Scientific and Medical Officer, and his affiliates owned, in the aggregate, approximately 78.7% of the company’s outstanding common stock as of the Record Date and has advised us that he intends to vote (1) “FOR” the election of each of the nine nominees for director named in this proxy statement; (2) “FOR” the approval of an amendment to increase the number of shares of our common stock authorized for issuance under the 2015 Plan by 19,900,000; (3) “FOR” the approval, on an advisory (non-binding) basis, of the Say-on-Pay vote; and (4) “FOR” the ratification of the selection of Ernst & Young LLP as ImmunityBio’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
What is the interest of the company’s executive officers and directors in the proposals being voted upon?
None of our executive officers or directors or their associates has any substantial interest in any matter to be acted upon, other than (i) our directors, with respect to the election to office of the directors so nominated, (ii) our directors and executive officers, with respect to the approval of an amendment to the 2015 Plan, because their compensation could be impacted, and (iii) our executive officers, with respect to the non-binding approval of the compensation of our NEOs, because their compensation could be impacted.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a signed proxy but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each of the nine nominees for director named in this proxy statement;
•“FOR” the approval of an amendment to increase the number of shares of the company’s common stock authorized for issuance under the 2015 Plan by 19,900,000 shares;
•“FOR” the approval, on an advisory (non-binding) basis, of the Say-on-Pay vote; and
•“FOR” the ratification of the selection of Ernst & Young LLP as ImmunityBio’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
In addition, if any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter – Proposal 4 to ratify the selection of Ernst & Young LLP. Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal 1 relating to the election of directors, Proposal 2 relating to an amendment to increase the number of shares of our common stock authorized for issuance under the 2015 Plan, and Proposal 3 relating to the approval, on an advisory (non-binding) basis, of the Say-on-Pay vote.
How can I contact ImmunityBio’s transfer agent?
You may contact our transfer agent by writing to Equiniti Trust Company, LLC, 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660. You may also contact our transfer agent via email at helpAST@equiniti.com or by telephone Monday through Friday from 8:00 a.m. to 8:00 p.m. Eastern Time at 1 800-937-5449 (toll-free) or 1-718-921-8124 (local or international).
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How can I attend the virtual Annual Meeting?
We will host the Annual Meeting online. You will not be able to attend the Annual Meeting in person. A summary of the information you need in order to attend the Annual Meeting online is provided below:
•Any stockholder can attend the Annual Meeting by visiting virtualshareholdermeeting.com/IBRX2024.
•The Annual Meeting starts at 9:30 a.m. Pacific Time on Tuesday, June 11, 2024.
•We encourage you to access the Annual Meeting online prior to its start time.
•Stockholders may vote electronically online while attending the Annual Meeting.
•Please have the Control Number we have provided you to join the Annual Meeting.
•Instructions on how to attend and participate at the Annual Meeting are available at virtualshareholdermeeting.com/IBRX2024.
•If a stockholder wishes to ask a question of directors and/or members of management in attendance at the Annual Meeting, please note that such questions must be submitted in advance of the Annual Meeting. You may submit your question at proxyvote.com on or before 5:00 p.m. Pacific Time, June 7, 2024 by clicking on the “Submit a Question to Management” button. You will need your 16-digit Control Number to access the website to submit your question.
•Stockholders may vote during the Annual Meeting Internet Webcast at virtualshareholdermeeting.com/IBRX2024.
Who will count the votes?
A representative of Broadridge Investor Communications, Inc. will tabulate the votes and act as inspector of election.
What happens if the Annual Meeting is adjourned or postponed?
Your proxy will still be effective and will be voted at the rescheduled or adjourned Annual Meeting. You will still be able to change or revoke your proxy until the rescheduled or adjourned Annual Meeting.
Who is paying for the costs of this proxy solicitation?
Your proxy is being solicited by and on behalf of the Board. The expense of preparing, printing and providing this proxy solicitation will be borne by the company. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies. Certain directors, officers, representatives and employees of the company may solicit proxies by telephone and personal interview. Such individuals will not receive any additional compensation from the company for solicitation of proxies, but may be reimbursed by the company for reasonable out-of-pocket expenses in connection with such solicitation. In accordance with the regulations of the SEC, banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the company, as necessary, for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of common stock.
Copies of the proxy materials will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.
If you choose to access the proxy materials and/or vote via the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.
How can I find the results of the Annual Meeting?
Preliminary results will be announced at the Annual Meeting. Final results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.
When are stockholder proposals due for next year’s annual meeting?
See “Other Matters—Stockholder Proposals for the 2025 Annual Meeting” in this proxy statement for more information regarding the deadlines for the submission of stockholder proposals for the 2025 annual meeting.
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Proposal 1 – Election of Directors

Election of Directors
The Board is currently composed of nine directors. At the Annual Meeting, nine directors will be elected to the Board by holders of the company’s common stock to serve for a one year term expiring at the 2025 annual meeting of stockholders. Each director’s term continues until the election and qualification of his or her successor, or until his or her earlier retirement, resignation, disqualification, removal, or death.

Nominees for Director

				Committee Composition
Name	Independent	Age	Board Tenure (in Years)	Audit	Compensation	Nominating and Corporate Governance	Related Party Transaction	Special

Patrick Soon-Shiong, M.D., FRCS (C), FACS		71	9			C
Cheryl L. Cohen (1)	✓	58	4	M		M		M
Richard Adcock		55	3
Michael D. Blaszyk	✓	71	8	C	M			C
John Owen Brennan	✓	68	3			M	C
Wesley Clark	✓	79	3			M	M
Linda Maxwell, M.D., M.B.A., FRCSC	✓	50	3	M	C		M
Christobel Selecky	✓	69	3	M	M
Barry J. Simon, M.D.		59	17
_______________
(1)Ms. Cohen has been the company’s Lead Independent Director since March 2023, appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee (the “Governance Committee”), to serve at the discretion of the Board. See “Corporate Governance—Board Leadership Structure.”
“C” indicates Chair of the committee.
“M” indicates member of the committee.
The Board, upon the recommendation of the Governance Committee, has nominated Dr. Soon-Shiong, Ms. Cohen, Messrs. Adcock, Blaszyk and Brennan, Gen. Clark, Dr. Maxwell, Ms. Selecky, and Dr. Simon, each a current director, as nominees for re-election to the Board at the Annual Meeting. If elected, each of the aforementioned nominees will serve as a director until the 2025 annual meeting and until his or her respective successor is duly elected and qualified.
Each of our nominees for director has agreed to serve, if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy.
Required Vote
The directors elected to the Board will be elected by a plurality of the voting power of shares present live via the Internet or represented by proxy and entitled to vote on the election of directors. In other words, the nine nominees receiving the highest number of “FOR” votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Dr. Patrick Soon-Shiong, Cheryl L. Cohen, Richard Adcock, Michael D. Blaszyk, John Owen Brennan, Gen. Wesley Clark, Dr. Linda Maxwell, Christobel Selecky and Dr. Barry J. Simon. Broker non-votes have no effect on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NINE NOMINEES. PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.
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Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills, and experiences which led the Board to conclude that each nominee should serve on the Board at this time. There are no family relationships among any of our directors or among any of our directors and our executive officers.

Director Biographies
Patrick Soon-Shiong, M.D., FRCS (C), FACS was appointed Executive Chairman of the Board in October 2020 and Global Chief Scientific and Medical Officer of the company on August 11, 2021. Previously, he served as the Chairman of the Board and Chief Executive Officer from March 2015 to October 2020, as the Co-Chairman of the Board from December 2014 to March 2015, and as our Chief Medical Officer from January 2015 to March 2015. In 2011, he founded NantWorks, LLC (NantWorks), an ecosystem of companies to create a transformative global health information and next generation pharmaceutical development network, for the secure sharing of genetic and medical information. Dr. Soon-Shiong invented and developed Abraxane®, the nation’s first Food and Drug Administration (FDA)-approved protein nanoparticle albumin-bound delivery technology for the treatment of cancer. Abraxane was approved by the FDA for metastatic breast cancer in 2005, lung cancer in 2012, and pancreatic cancer in 2013. Abraxane is now approved in many countries across the globe. From 1997 to 2010, Dr. Soon-Shiong served as founder, chairman, and chief executive officer of two global pharmaceutical companies, American Pharmaceutical Partners (sold to Fresenius SE for $4.6 billion in 2008) and Abraxis BioScience (sold to Celgene Corporation for $3.8 billion in 2010). In 2018, he became the owner and executive chairman of the Los Angeles Times, Los Angeles Times en Español and other publications under the California Times. Dr. Soon-Shiong is chairman of the Chan Soon-Shiong Family Foundation and the Chan Soon-Shiong Institute of Molecular Medicine, a nonprofit medical research organization. He also serves as chair of the board of directors of the Access to Advanced Health Institute, a nonprofit biotech research institute located in Seattle focused on combating some of the world’s deadliest diseases, including COVID-19, cancer, fungal and parasitic infections, and other non-communicable diseases. He is a visiting Professor at the Imperial College of London. Dr. Soon-Shiong holds a degree in medicine from the University of the Witwatersrand and a M.Sc. in science from the University of British Columbia. We believe Dr. Soon-Shiong is qualified to serve as a member of the Board based on his depth of expertise as chairman and chief executive officer of multiple multi-billion dollar companies in the life sciences industry, his broad experience in the research and development of pioneering technologies, and his educational background. Pursuant to the Subscription and Investment Agreement between the company and Cambridge Equities, LP (Cambridge), Cambridge has the right to designate one individual to be nominated and recommended for election by the Board for as long as Cambridge continues to hold at least 20% of the issued and outstanding shares of the company’s common stock. Dr. Soon-Shiong has been selected by Cambridge to hold this Board seat.
Cheryl L. Cohen was appointed Lead Independent Director in March 2023 and has served as a member of the Board since June 2019. Since 2014, Ms. Cohen has served as principal owner and president of CLC Consulting, LLC, a pharmaceutical and biotechnology consulting firm specializing in new product start-up and commercialization. Prior to CLC, she served as chief commercial officer of Medivation, Inc., a publicly-traded bio-pharmaceutical company, from 2011 until 2014. From 2007 to 2008, she served as Vice President, Strategic Commercial Group, of Health Care Systems, Inc., a Johnson & Johnson company, and from 1998 to 2007, she worked at Janssen Biotech, Inc. (formerly Centocor Biotech, Inc.), a Johnson & Johnson company, in a variety of senior sales roles including Vice President, Rheumatology Franchise. Ms. Cohen has served on the board of directors of Celldex Therapeutics, Inc. (Nasdaq:CLDX) since June 2022. She previously served on the board of directors of MEI Pharma, Inc. (Nasdaq:MEIP), Ignyte Acquisition, Corp. (Nasdaq:IGNY), Aerpio Pharmaceuticals, Inc., Eledon Pharmaceuticals, Inc. (formerly known as Novus Therapeutics, Inc.) (Nasdaq:ELDN), Vital Therapies, Inc., Protein Sciences Corporation, and LadRx Corporation (formerly CytRx Corporation (OTCQB:LADX)). She began her career at Solvay Pharmaceuticals in a variety of sales positions. Ms. Cohen received her B.A. from Saint Joseph College. We believe Ms. Cohen is qualified to serve as a member of the Board based on her extensive experience with and knowledge of the healthcare industry, commercialization expertise, and experience serving on boards of directors of public companies.
Richard Adcock has served as our Chief Executive Officer since October 2020 and as President of the company and a member of the Board since March 2021. He has over 30 years of leadership experience in the healthcare industry. From January 2018 to September 2020, he served as chief executive officer of Verity Health System of California, Inc. (Verity Health), a nonprofit public benefit corporation healthcare provider, that he steered through a successful restructuring event. Prior to joining Verity Health, he served in various capacities at Sanford Health, a not-for-profit integrated healthcare delivery system, including as its chief innovation officer, president, executive vice president and director from 2004 to 2017. Prior to Sanford Health, he served as global engineering director at GE Healthcare. Mr. Adcock holds a B.S. in Business Administration from Northern State University and an M.B.A. in Healthcare Management from University of Phoenix. We believe Mr. Adcock is qualified to serve as a member of the Board based on his extensive knowledge of the healthcare industry and his experience in senior management roles at leading healthcare companies.
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Michael D. Blaszyk has served as a member of the Board since July 2015. Since July 2017, Mr. Blaszyk has served as an operating partner of Beecken Petty O’Keefe & Company, LLC (BPOC), a capital markets company. Prior to BPOC, he served as the chief financial officer and chief corporate officer of Dignity Health (formerly known as Catholic Healthcare West), a not-for-profit public benefit corporation, from December 2000 until his retirement in December 2015. Prior to joining Dignity Health, he served as the senior vice president and chief financial officer of University Hospitals Health System in Cleveland, Ohio, a healthcare system, from 1997 to 2000. He also previously served as the managing partner of the Northeast Region Health Care Provider Consulting Practice for Mercer LLC (formerly known as William M. Mercer), a global consulting firm, and the executive vice president of Boston Medical Center, a not-for-profit academic medical center. Mr. Blaszyk is a director/manager for Medicus, NantHealth (a company affiliated with Dr. Soon-Shiong), and Health Management Associates. He received his B.S. in Life Sciences from Wayne State University and his Masters in Health Administration from the University of Colorado. We believe Mr. Blaszyk is qualified to serve as a member of the Board based on his extensive experience with and knowledge of the healthcare industry and his significant financial and accounting background.
John Owen Brennan has served as a member of the Board since March 2021. Mr. Brennan served on the board of directors of ImmunityBio, Inc. (a private company) from February 2021 until March 9, 2021. Mr. Brennan served for 29 years in a variety of roles at the U.S. Central Intelligence Agency (CIA), rising from analyst to station chief, and was ultimately appointed as the agency’s Director by President Barack Obama, leading the CIA from March 2013 to January 2017. From 2009 to 2013, he served as Deputy National Security Advisor for Homeland Security and Counterterrorism and has also served as a senior national security and intelligence analyst and contributor for NBC and MSNBC since February 2018. Mr. Brennan has served on numerous boards of advisors and boards of directors of private sector companies, including his current service on the Swiss Re Strategic Council. He earned a Bachelor of Arts degree from Fordham University, which included study abroad at the American University in Cairo, and is a Distinguished Fellow, Center on National Security, Fordham University School of Law. He earned a Master of Arts from the University of Texas at Austin, where he currently serves as a Distinguished Scholar, Intelligence Studies Project. He is also a Member, International Institute for Strategic Studies Board of Trustees, a Member, Homeland Intelligence Experts Group, Officer of Intelligence & Analysis, U.S. Department of Homeland Security, a Principal, WestExec Advisors, a Member, Treliant LLC Board of Managers, a Senior Advisor, McKinsey & Company, Inc, a Member, Avenue Sustainable Solutions Fund L.P. Board of Advisors, and a Director, Performance Drone Works LLC. We believe Mr. Brennan is qualified to serve as a member of the Board based on his demonstrated fidelity and leadership experience throughout his career, and his acumen for public affairs.
Wesley Clark has served as a member of the Board since March 2021. General Clark, USA, Retired, served on the board of directors of ImmunityBio, Inc. (a private company) from February 2021 until March 9, 2021. He served for 34 years in the U.S. Army, rising through the ranks to earn his fourth star as a full general in 1996. He served as the Supreme Allied Commander Europe of NATO from 1997 to 2000, where he commanded Operation Allied Force in the Kosovo War. Highly decorated throughout his career, Gen. Clark was awarded the U.S. Presidential Medal of Freedom by President William J. Clinton. Since March 2003, he has served as chairman and chief executive officer of Wesley K. Clark & Associates, LLC, a consulting firm specializing in business development, crisis support and strategic communications. Since 2010, he has served as chairman and chief executive officer of Enverra, Inc., a boutique investment bank. Gen. Clark has served on the board of directors of Equinox Gold Corp. (TSX:EQX, NYSE American:EQX) since 2016 and served on the board of directors of Rentech, Inc. from 2010 to 2018. He is a graduate of the U.S. Military Academy at West Point, where he was class valedictorian. After graduating from West Point, he was awarded a Rhodes Scholarship to the University of Oxford where he earned degrees in philosophy, politics and economics. He earned a master’s degree in military science from the Command and General Staff College. We believe Gen. Clark is qualified to serve as a member of the Board based on his extensive leadership experience, success in both the public and private sectors, and experience serving on other public company boards of directors.
Linda Maxwell, M.D., M.B.A., FRCSC has served as a member of the Board since March 2021. Dr. Maxwell is an experienced physician and surgeon, having managed her own head and neck surgical practice since 2006. She is a medical educator, a published scientific author, and a health technology entrepreneur and innovator. As of March 2022, she is an Operating Partner at DCVC Management Co, LLC, a venture capital fund. She was previously an Adjunct Professor of Surgery at University of Toronto, a Distinguished Visiting Professor at Toronto Metropolitan University, and an Associate Scientist at the Li Ka Shing Knowledge Institute in Toronto. She is the Founder and former Executive Director of the Biomedical Zone at Toronto Metropolitan University, Canada’s premier hospital-embedded medical technology incubator for early-stage digital health and medical technology companies, and has guided a wide variety of startup companies through clinical development, capitalization and commercialization. She has also managed a life sciences tech transfer portfolio at the University of Oxford and the UK National Health Service, executing patent strategy, spin-out company formation, and early-stage capital raising. She has also served as a healthcare innovation expert to various Canadian federal, provincial, and local government entities, as a member of the Department Audit Committee of the Public Health Agency of Canada, and as an advisor to the Canadian
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Medical Association and the Canadian Space Agency. She currently serves on the board of directors of United Therapeutics Corporation. Dr. Maxwell earned an A.B. with honors from Harvard University, an M.D. from Yale University School of Medicine, and an M.B.A. from the Saïd Business School at the University of Oxford. We believe Dr. Maxwell is qualified to serve as a member of the Board based on her extensive medical and scientific knowledge and experience, and her experience advising and cultivating companies in the health technology industry.
Christobel Selecky has served as a member of the Board since March 2021. Ms. Selecky served on the board of directors of ImmunityBio, Inc. (a private company) from August 2020 until March 9, 2021. Ms. Selecky has more than 35 years of healthcare industry experience. She is the principal at Population Health Strategies, her healthcare consultancy, where since 2009 she has provided strategic consulting to management teams, companies and investors, helping improve patient engagement, population health outcomes, and healthcare cost management. Since 2014 she has served as a Strategic Advisor at Ceresti Health, a privately-held healthcare technology company, and has served as a lecturer in Healthcare Entrepreneurship for the M.B.A. program at the University of California, Irvine since 2017. She held several leadership positions over her 14-year career at FHP International Corporation, which ended in 1995 including as President of the FHP California Health Plan. She subsequently co-founded, and served as President, CEO, and Executive Chairman of LifeMasters Supported SelfCare, a national leader in the field of disease and population health management. She currently serves on the boards of directors of Teleperformance SE (TEP – ISIN: FR0000051807 – Reuters: TEPRF.PA – Bloomberg: TEP FP), a French public company providing business services, Satellite Healthcare, a leading not-for-profit provider of kidney dialysis and related services, and Griswold Home Care, a privately-held non-medical home care company. She is active in several board governance organizations such as NACD (where she is a board member of the Pacific Southwest Chapter), the Private Directors Association, and Women Corporate Directors and has been a member of audit, compensation, governance and other committees of boards of directors on which she has served. Ms. Selecky received her B.A. from the University of Delaware and her M.A. from Syracuse University. We believe Ms. Selecky is qualified to serve as a member of the Board based on her extensive experience in and knowledge of the healthcare industry, experience in board governance, and experience in advising stakeholders of healthcare companies at various stages of growth.
Barry J. Simon, M.D. has served as a member of the Board since 2007 and as Chief Corporate Affairs Officer of the company since March 2021. Dr. Simon previously served as our President and Chief Administrative Officer from January 2017 to March 2021, and as President and Chief Operating Officer from 2015 to 2016. From 2007 to 2015, he was our President and Chief Executive Officer. He has served as president, chief executive officer and chairman of Brink Biologics Inc., a bioanalytics, reagents and testing services company (a company affiliated with Dr. Soon-Shiong), since March 2015. Previously, he held vice president, senior level, and advisory positions at F. Hoffmann-La Roche, a global healthcare company, Roche Labs, a pharmaceuticals company, Connetics Corporation, a specialty pharmaceutical company, Immunomedics, a biopharmaceutical company, Immusol, a biopharmaceutical company, HealthPro BioVentures, LLC, a healthcare and life sciences investment bank, and NorthSound Capital, LLC, a U.S.-based hedge fund. He currently serves as a director of Viracta Therapeutics, Inc. (Nasdaq:VIRX), a biopharmaceutical company, since March 2021. He previously served as a director of Cue Biopharma, Inc. (Nasdaq:CUE), a biopharmaceutical company, from 2016 to June 2021 and as a director of Viracta from July 2017 to November 2020. He has broad experience in public and private settings, having led private and public equity offerings, product and portfolio divestitures and acquisitions, strategic licensing and joint ventures, as well as commercial product launches, investigational new drug and biologics license application regulatory filings, human-enabling programs, manufacturing, quality control and life cycle management. He has worked across several therapeutic areas including oncology, virology, ophthalmology and dermatology on products launches including Xeloda®, Pegasys®, Fortovase®, Tamiflu®, Camptobell®, Boniva®, Fuzeon®, Valcyt®, and Accutane®. He attended corporate training programs through the London School of Business and Amos Tuck School of Business at Dartmouth College. Dr. Simon trained clinically in Infectious Diseases at Albert Einstein College of Medicine, Anesthesiology at The Mount Sinai Medical Center, and Internal Medicine at New York University and received his M.D. from the SUNY Downstate Health Sciences Center in New York. We believe Dr. Simon is qualified to serve as a member of the Board based on his extensive medical and scientific knowledge and experience, and senior management experience in the biopharmaceutical industry.
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Corporate Governance

Composition of the Board
Our business affairs are managed under the direction of the Board, which is currently comprised of nine members. Six of the nine directors qualify as “independent” within the meaning of such term as set forth in the listing standards of the Nasdaq Stock Exchange (Nasdaq). Under Nasdaq rules, a director will only qualify as an “independent director” if, among other things, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
On June 18, 2015, we entered into a letter agreement with Cambridge (Cambridge Nominating Agreement). Pursuant to the Cambridge Nominating Agreement, Cambridge has the right to designate one individual to be nominated and recommended for election by the Board or a duly authorized committee thereof, for as long as Cambridge or its affiliates continues to hold at least 20% of the issued and outstanding shares of the company’s common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions. Dr. Soon-Shiong, our Executive Chairman and Global Chief Scientific and Medical Officer, controls the entity that is the general partner of Cambridge and was selected by Cambridge to hold this board seat. The Cambridge director nominee shall be nominated and recommended for election to the Board, subject to any applicable limitations imposed by Delaware General Corporation Law (DGCL), the Board’s fiduciary duties to our stockholders, and any other applicable law. Cambridge’s right to have a designee nominated or appointed to serve on the Board shall automatically terminate whenever Cambridge owns less than 20% of the company’s issued and outstanding shares of common stock.
Under the terms of his employment agreement, Dr. Barry J. Simon, the company’s Chief Corporate Affairs Officer, for so long as he remains an employee of the company, shall be nominated and recommended for election to the Board at each annual meeting of stockholders by the Board or a duly authorized committee thereof. If Dr. Simon’s employment with us is terminated for any reason, his membership on the Board will also terminate, unless otherwise agreed in writing by the company and Dr. Simon.
The company’s Corporate Governance Guidelines require that at least a majority of the Board shall consist of United States citizens and/or directors residing in the United States.
At each annual meeting of stockholders, the terms of each of our nine incumbent directors expire and all members of the Board will stand for election. The nine directors elected at the annual meeting will serve from the time of election and qualification until the earliest of the next annual meeting of stockholders following such election or their resignation or removal.

Board Leadership Structure
As described below, the Board is led by Dr. Soon-Shiong, our Executive Chairman since October 2020, and Ms. Cohen, our Lead Independent Director since March 2023.
Lead Independent Director
Our Corporate Governance Guidelines provide that, in the event that the Board’s chairperson is our Chief Executive Officer, or if the Governance Committee and Board determine that it is in the best interest of the company and its stockholders, the Board will annually elect a Lead Independent Director upon the recommendation of the Governance Committee. The Lead Independent Director will have the following responsibilities: (i) maintain honest and transparent board culture; (ii) serve as liaison between the Chairperson of the Board and the independent directors; (iii) facilitate discussion among the independent directors on key issues and concerns outside of Board meetings; (iv) ensure Board discussions demonstrate effective oversight of management; (v) facilitate teamwork and communication among the independent directors; (vi) organize and preside over executive sessions; (vii) set the agendas for and lead executive sessions; (viii) solicit feedback from and engage the CEO on executive session topics; (ix) act as a key advisor to the CEO on company matters where appropriate; (x) facilitate the Board’s engagement with the CEO and the Board’s CEO succession planning; (xi) has authority to call meetings of the independent directors; (xii) with the Chairperson, approve meeting agendas for the Board; (xiii) with the Chairperson, approve information and materials sent to the Board in advance of meetings; (xiv) with the Chairperson, approve Board meeting schedules and work with the Chairperson of the Board and Committee Chairs to assure that there is sufficient time for
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discussion of all agenda items, and ensuring that the independent directors can perform their duties responsibly while not interfering with on-going company operations; (xv) preside at all meetings of the Board at which the Chairperson of the Board is not present; (xvi) advise the Chairman on the retention of advisors and consultants who report directly to the Board; and (xvii) have such other duties as the Board may delegate to assist in meeting its responsibilities. All members of the Board are encouraged to communicate with the Chief Executive Officer and Chairperson.
In March 2023, the Board, upon the recommendation of the Governance Committee, appointed Ms. Cohen as the company’s Lead Independent Director to serve at the discretion of the Board.
Roles of Chairperson, Lead Independent Director, and Chief Executive Officer
Our Corporate Governance Guidelines provide that the Board will fill the chairperson and chief executive officer positions based upon its view of what is in the best interests of the company at any point in time. The Board believes that Dr. Soon-Shiong’s service as Executive Chairman and Mr. Adcock’s service as Chief Executive Officer is in the best interests of the company and its stockholders.
Given his long tenure with and status within ImmunityBio, Inc., the Board believes Dr. Soon-Shiong possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the company, and management believes he is best positioned, in consultation with Ms. Cohen and Mr. Adcock, to develop agendas that ensure that the Board’s time and attention is focused on the most critical matters. Management also believes that Dr. Soon-Shiong’s extensive scientific and medical knowledge and background with the company enables him to work with Ms. Cohen and Mr. Adcock to ensure clear accountability and enhance the company’s ability to communicate its message and strategy clearly and consistently to our stockholders and employees.

The Board’s Role in Risk Oversight
One of the key functions of the Board is informed oversight of the company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure. The Audit Committee is responsible for reviewing and discussing the company’s major financial and cybersecurity risk exposures and the steps taken by management to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of the company’s internal and external audit functions. The Related Party Transaction Committee reviews related-party transactions and informs the Audit Committee of all related-party transactions approved by them. The Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. The Compensation Committee assesses and monitors whether any of the company’s compensation policies and programs has the potential to encourage excessive risk-taking. The Board believes its leadership structure is consistent with and supports the administration of its risk oversight function.

Board Meetings
During the fiscal year ended December 31, 2023, the Board held nine meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of Board meetings held during the period for which he or she served as a director and (ii) the total number of Board committee meetings held during the periods that he or she served on such committee(s). Independent directors shall meet in executive session at each regularly scheduled meeting no less than four times per year.
We make every effort to schedule our annual meeting of stockholders at a date and time to maximize attendance by directors taking into account the directors’ schedules. It is the company’s policy that all current directors attend our annual meetings of stockholders, subject to extenuating circumstances. Each of our directors serving at the time of our 2023 annual meeting of stockholders were present at such meeting.
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Communication with the Board
In cases where stockholders or other interested parties wish to communicate directly with our directors, messages can be sent to ImmunityBio, Inc., Attention: Corporate Secretary, 3530 John Hopkins Court, San Diego, California 92121. Our Corporate Secretary monitors these communications and will forward them to our designated legal counsel to provide a summary of all received messages to the Board at each regularly scheduled meeting. The Board typically meets on a quarterly basis. Where the nature of a communication warrants, our designated legal counsel, may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisors or of our management, as our designated legal counsel considers appropriate.
Our designated legal counsel may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.
This procedure for stockholder and other interested party communications with the non-management directors is administered by the Governance Committee. This procedure does not apply to (a) communications to non-management directors from our officers or directors who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), or (c) communications to the Audit Committee pursuant to our procedures for complaints regarding accounting and auditing matters.

Board Committees and Charters
The Board currently has four standing committees: the Audit Committee; the Compensation Committee; the Governance Committee; and the Related Party Transaction Committee. Additionally, in October 2020 the Board established a Special Committee in connection with the merger between NantKwest, Inc. and NantCell, Inc. (formerly known as ImmunityBio, Inc., a private company) (the Merger), which closed on March 9, 2021.
The Board maintains charters for each of its standing committees and these charters are evaluated annually. In addition, the Board has adopted a written set of Corporate Governance Guidelines that generally formalize practices the Board has in place. The charters of our standing Board committees and our Corporate Governance Guidelines are available on our website, ir.immunitybio.com under “Corporate Governance.”
Controlled Company Exemption
Dr. Soon-Shiong, our Executive Chairman and Global Chief Scientific and Medical Officer and entities affiliated with him, control a significant majority of our common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance rules. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including (1) the requirement that a majority of the Board consist of independent directors, and (2) the requirement that the company have a nominating and corporate governance committee. Although not required by Nasdaq corporate governance rules, the Board is currently comprised of a majority of independent directors. The Board has determined that each of Ms. Cohen, Messrs. Blaszyk and Brennan, Gen. Clark, Dr. Maxwell and Ms. Selecky, representing six of our nine directors, is independent as that term is defined under Nasdaq rules. In addition, although not required by Nasdaq rules, the Board established a Governance Committee.
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Audit Committee
The Audit Committee was established to oversee our accounting and financial reporting processes and assist the Board in monitoring our financial systems and our legal and regulatory compliance. The committee also:
•oversees the work of the independent registered public accounting firm;
•approves the hiring, discharging and compensation of the independent registered public accounting firm;
•approves engagement of the independent registered public accounting firm to render any audit or permissible non-audit services;
•reviews the qualifications, independence and performance of the independent registered public accounting firm;
•reviews our financial statements and our critical accounting policies and estimates;
•reviews the adequacy and effectiveness of our internal controls;
•oversees our compliance with applicable law (including U.S. federal securities laws and other legal and regulatory requirements);
•reviews our policies with respect to risk assessment and risk management;
•reviews and monitors our policies and procedures relating to related-party transactions in consultation with the Related Party Transaction Committee;
•reviews and discusses the results of our annual audit and reviews our quarterly financial statements and publicly filed reports with management and the independent registered public accounting firm;
•reviews and recommends to the Board for approval our proposed budget; and
•reviews the risks relating to significant cybersecurity matters and concerns, including information security, data privacy, backup of information systems, and related regulatory matters and compliance.
The current members of the committee are Mr. Blaszyk (Chair), Ms. Cohen, Dr. Maxwell, and Ms. Selecky. The Board has determined that each member of the committee is an independent director under the Nasdaq corporate governance rules, satisfies the additional independence criteria for audit committee members, and satisfies the requirements for financial literacy under the Nasdaq corporate governance rules and Rule 10A-3 of the Exchange Act, as applicable. The Board has also determined that each of Mr. Blaszyk and Ms. Selecky qualifies as an audit committee financial expert within the meaning of the applicable rules and regulations of the SEC and satisfies the financial sophistication requirements of the Nasdaq corporate governance rules. The committee held nine meetings during the fiscal year ended December 31, 2023.

Compensation Committee
The Compensation Committee was established to oversee the company’s corporate compensation programs. The committee also:
•reviews and approves corporate goals and objectives relevant to the company’s Chief Executive Officer (CEO) compensation, evaluates the CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determines and approves the CEO’s compensation level based on this evaluation;
•reviews and approves, or makes recommendations to the Board with respect to, non-CEO executive officer compensation, and incentive compensation and equity-based plans that are subject to Board approval;
•provides oversight of the company’s compensation policies and plans and benefits programs, and overall compensation philosophy, as well as human capital management programs;
•administers the company’s equity compensation plans for its executive officers and employees and the granting of equity awards pursuant to such plans or outside of such plans;
•prepares the report of the Compensation Committee required by the rules and regulations of the SEC; and
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•engages a compensation consultant, legal counsel or other advisors to advise on executive compensation and assess the independence of each in accordance with Nasdaq corporate governance and SEC rules, among other duties and responsibilities.
The current members of the committee are Dr. Maxwell (Chair), Mr. Blaszyk, and Ms. Selecky. The Board has determined that each member of the committee is an independent director under Nasdaq corporate governance rules, satisfies the additional independence criteria for compensation committee members under Rule 10C-1 of the Exchange Act and Nasdaq corporate governance rules, and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The committee held three meetings during the fiscal year ended December 31, 2023.

Nominating and Corporate Governance Committee
Although not required by Nasdaq corporate governance rules because ImmunityBio is a “controlled company”, the Governance Committee was established to:
•assist the Board in identifying individuals who are qualified to become members of the Board in accordance with the criteria approved by the Board, and select, or recommend to the Board that the Board select, specific individuals as the director nominees for each meeting of stockholders at which directors are to be elected;
•recommend members for each Board committee;
•develop and maintain our corporate governance policies, including our Corporate Governance Guidelines; and
•oversee the evaluation of the Board.
The Governance Committee also:
•evaluates the current composition, organization and governance of the Board and its committees;
•evaluates the “independence” of directors and director nominees;
•reviews the structure and compositions of each committee of the Board and make recommendations, if any, to the Board for changes to the committees;
•oversees the company’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the company’s corporate governance framework, including its certificate of incorporation and bylaws; and
•considers questions of possible conflicts of interest of Board members and of corporate officers.
The current members of the committee are Dr. Soon-Shiong (Chair), Mr. Brennan, Gen. Clark and Ms. Cohen. The Board has determined that each of Mr. Brennan, Gen. Clark and Ms. Cohen is an independent director under Nasdaq corporate governance rules. The committee held two meetings during the fiscal year ended December 31, 2023.

Related Party Transaction Committee
The Related Party Transaction Committee was established to review and approve related-party transactions. The current members of the committee are Mr. Brennan (Chair), Gen. Clark, and Dr. Maxwell. The Board has determined that each member of the committee is an independent director under Nasdaq corporate governance rules. The committee held seven meetings during the fiscal year ended December 31, 2023.

Special Committee
The Special Committee was established in October 2020 to, among other things, evaluate and negotiate the terms and conditions of the Merger and to make recommendations to the Board regarding the Merger. The current members of the committee are Mr. Blaszyk (Chair) and Ms. Cohen, each of whom is an independent director. The committee held no meetings during the fiscal year ended December 31, 2023.
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Board Diversity
The following matrix presents the Board’s diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. The Board satisfies the minimum objectives of Nasdaq Rule 5605(f)(3) by having at least one director who identifies as female and at least one director who identifies as a member of an “Underrepresented Minority” (as defined by Nasdaq corporate governance rules). As we pursue future Board recruitment efforts, the Governance Committee will continue to seek out candidates who can contribute to the diversity of views and perspectives of the Board in accordance with the Governance Committee’s Policies and Procedures for Director Candidates. This includes seeking out individuals of diverse ethnicities, a balance in terms of gender, and individuals with diverse perspectives informed by other personal and professional experiences.

Board Diversity Matrix as of May 1, 2024

Total Number of Directors			9

	Female	Male		Non-Binary	Did Not Disclose Gender

Part I: Gender Identity
Directors	3	6		—	—

Part II: Demographic Background
African American or Black	1	—		—	—
Alaskan Native or Native American	—	—		—	—
Asian	—	1		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	3	4		—	—
Two or More Races or Ethnicities	1	—		—	—

LGBTQ+			—

Did Not Disclose Demographic Background			1

Process for Selecting Directors and Director Qualifications
As described above, under the terms of the Cambridge Nominating Agreement, Cambridge has the right to designate one individual to be nominated and recommended for election by the Board. Additionally, under the terms of Dr. Simon’s employment agreement with the company, the Board is obligated to nominate and recommend Dr. Simon for election to the Board as long as he is employed by the company.
The Governance Committee uses the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board:
•The Governance Committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the Governance Committee from other sources.
•The Governance Committee will consider in each pool of candidates considered for nomination to the Board at least one woman or one member of an “underrepresented population,” meaning a subset of a population that holds a smaller percentage within a significant subgroup than the subset holds in the general population, such as African Americans, American Indians, Alaskan Natives, and Latinx.
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•In its evaluation of director candidates, including the members of the Board eligible for re-election, the Governance Committee will consider the following:
•the current size and composition of the Board and the needs of the Board and its respective committees;
•factors such as character, integrity, judgment, diversity of background (including race, national origin, and gender diversity), and experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and other similar factors, which factors are evaluated, among others, and not assigned any particular weighting or priority by the Governance Committee; and
•other factors that the Governance Committee may consider appropriate.
The Governance Committee also focuses on issues of diversity, such as diversity in experience, international perspective, background, expertise, skills, age, gender, and ethnicity. The Board believes that it is essential that members of the Board represent diverse viewpoints.
The Governance Committee requires that any nominee for a position on the Board must satisfy the following minimum qualifications:
•the highest personal and professional ethics and integrity;
•proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•skills that are complementary to those of the existing Board;
•the ability to assist and support management and make significant contributions to the company’s success; and
•an understanding of the fiduciary responsibilities required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.
If the Governance Committee determines that an additional or replacement director is required, the Governance Committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Governance Committee, the Board, or management.
The Governance Committee has discretion to decide which individuals to recommend for nomination as directors, and the Board has the final authority in determining the selection of director candidates for nomination to the Board. After completing its review and evaluation of director candidates, the Governance Committee and the Board unanimously recommends all nine of the director nominees for election named in this proxy statement.

Director Independence
To be considered independent for purposes of Rule 10A-3 and Nasdaq rules, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
The Board undertook a review of the independence of our directors and considered whether any director has a material relationship with the company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that each of Messrs. Blaszyk and Brennan, Gen. Clark, Mses. Cohen and Selecky, and Dr. Maxwell, representing six of our nine directors, is independent as that term is defined by the SEC and Nasdaq rules.
In making these determinations, the Board considered the relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including consulting relationships, family relationships and the beneficial ownership of the company’s capital stock by each non-employee director.
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In addition, our Corporate Governance Guidelines require that each independent member of the Board: (i) shall not have and have not been at any time during the past five years, an employee of the company; (ii) shall have received only de minimis remuneration from service as (or compensation paid to an entity the director is an officer of or controls) an advisor, consultant, or legal counsel to the company and/or its senior management for the preceding three years; (iii) shall have no personal service contract(s) with the company or a member of its senior management; and (iv) shall have no business relationships with the company during preceding three years that required the company to make a disclosure under Regulation S-K of the Exchange Act (other than directorship/de minimis remuneration).

Prohibited Trading Activities
Under our Insider Trading Policy, all Board members, employees, consultants and certain other service providers are prohibited from participating directly or indirectly in transactions involving trading activities in the company’s securities that, by their nature, are aggressive or speculative, or may give rise to an appearance of impropriety. Such service providers may not:
•engage in short sales (sales of stock that the seller does not own or a sale that is completed by delivery of borrowed stock) with respect to the company’s securities;
•engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the company’s stock;
•purchase or pledge the company’s securities on margin or as collateral to secure a loan or other obligation, except with prior Board approval; or
•enter into any derivative or similar transactions with respect to the company’s securities.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the Compensation Committee, or other Board committees performing equivalent functions (or in the absence of any such committee, the entire Board), or as a director of any entity that has one or more executive officers serving on the Compensation Committee or the Board. None of the members of the Compensation Committee during the fiscal year ended December 31, 2023, which included Dr. Maxwell, Mr. Blaszyk and Ms. Selecky, has been an officer or employee of the company.
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Proposal 2 – Approval of Amendment to Increase the Number of Shares of Common Stock Authorized for Issuance under the 2015 Plan

Approval of Amendment to Increase the Number of Shares of Common Stock Authorized for Issuance under the 2015 Plan
The company’s stockholders are being asked to approve an amendment to the 2015 Plan (as Amended and Restated June 14, 2022, and as amended on January 17, 2024 to adjust certain administrative tax withholding provisions), which would increase the number of shares of common stock reserved for issuance under the 2015 Plan by 19,900,000 shares. A copy of the 2015 Plan, as amended by this proposal, is set forth in this proxy statement as Appendix A.
The 2015 Plan is the only equity plan available for the grant of equity awards to employees, directors and consultants of the company. If our stockholders approve the amendment, the total number of shares of our common stock that will be reserved for issuance under the 2015 Plan will be 51,988,415 shares (representing approximately 7.7% of our outstanding common stock as of March 31, 2024) plus any additional shares added pursuant to expiration, termination, forfeiture, or repurchase of outstanding awards under the 2014 Equity Incentive Plan (the 2014 Plan), pursuant to the 2015 Plan’s terms following March 31, 2024. The Compensation Committee and Board considered the following when determining the number of shares to reserve for issuance under the 2015 Plan:
Number of Shares Remaining under the 2015 Plan. As of March 31, 2024, the number of shares available for issuance under the 2015 Plan was 6,363,482 shares, plus any shares subject to outstanding equity awards granted under the 2014 and 2015 Plans that return to the 2015 Plan due to expiration, termination, forfeiture, or repurchase thereof, or shares withheld by us to pay the exercise price or satisfy tax withholding obligations thereon pursuant to the terms of the 2015 Plan. Any shares made subject to new awards granted under the 2015 Plan between March 31, 2024, and the date the amendment to the 2015 Plan is approved by our stockholders will reduce the shares available for issuance under the 2015 Plan. As of March 31, 2024, (i) options to purchase an aggregate of 14,783,670 shares of the company’s common stock were outstanding under the 2015 Plan, with a weighted average exercise price of $8.13 per share and a weighted average remaining contractual life of 8.0 years; and (ii) options to purchase an aggregate of 346,840 shares of the company’s common stock were outstanding under the 2014 Plan, with a weighted average exercise price of $1.55 per share and a weighted average remaining contractual life of 0.8 years. In addition, as of March 31, 2024, 3,796,255 restricted stock units were outstanding under the 2015 Plan with a weighted average remaining vesting period of 2.5 years.
Overhang. The following table summarizes our current overhang as of March 31, 2024 as well as the overhang, assuming approval of the additional share authorization in this proposal:

	Number of Shares (1) (#)	Common Shares Outstanding (%)

Outstanding stock options	15,439,134	2.3%
Outstanding RSUs	6,627,983	1.0%
Remaining shares available for grant	6,363,482	0.9%
Total current overhang	28,430,599	4.2%
Proposed increase in share reserve	19,900,000	2.9%
Total overhang after proposed increase in share reserve	48,330,599	7.1%
_______________
(1)Amounts shown include awards granted under the 2014 and 2015 Plans as well as awards granted by NantCell, Inc. (formerly known as ImmunityBio, Inc., a private company) under the Amended and Restated ImmunityBio, Inc. 2015 Stock Incentive Plan (the 2015 NC Plan) that were assumed by the company in connection with the Merger.
Historical Grant Practices. The Compensation Committee and Board considered the number of equity awards that we granted since our initial public offering (IPO). Since our IPO, which was completed in July 2015, we granted equity awards under the 2015 Plan totaling approximately 32.3 million shares through March 31, 2024.
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External Factors. In determining the number of shares to request for approval under the 2015 Plan amendment, the Compensation Committee and the Board also considered various other factors, including the current stock price of the company’s common stock, prior grants made under the plans, and guidance from Mercer, the Compensation Committee’s independent compensation consultant.
After consideration of these factors, the Compensation Committee determined that a 19,900,000 share reserve increase would be appropriate to be able to properly incentivize future and current employees, at least for approximately the next three to five years. If stockholders do not approve the proposed 19,900,000 share increase, in order to remain competitive in hiring and retaining high quality employees, it may become necessary to replace components of compensation previously awarded as equity with cash. We do not believe increasing cash compensation to make up for any shortfall in equity compensation would be practical or advisable because we believe that a combination of equity awards and cash compensation provide a more effective compensation strategy than cash alone for attracting, retaining and motivating our employees for the long term and aligning employees’ and stockholders’ interests. In addition, any significant increase in cash compensation in lieu of equity awards could substantially increase our cash operating expenses and increase the negative cash flows from our operations, which could adversely affect our results of operations and could adversely affect our business strategy, including the research and development of innovative new product candidates.
Summary of the 2015 Plan
The Board adopted the 2015 Plan in connection with the company’s IPO. The 2015 Plan permits the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the Code), to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to our employees, directors and consultants and our subsidiary corporations’ employees and consultants. As of March 31, 2024, we had six non-employee directors and approximately 628 employees, including our employee directors.
Authorized Shares
Subject to adjustment provisions contained in the 2015 Plan, the maximum aggregate number of shares of our common stock that may be issued under the 2015 Plan is (i) 29,400,000 shares, which will be increased to 49,300,000 shares if our stockholders approve this proposed amendment to the 2015 Plan, plus (ii) the sum of (A) any shares that, as of July 27, 2015, the date the company’s shares of common stock were registered pursuant to a registration statement on Form S-1 (the “Registration Date”), were reserved but not issued pursuant to any awards granted under the 2014 Plan, and were not subject to any awards granted thereunder, and (B) any shares subject to stock options or similar awards granted under the 2014 Plan that, on or after the Registration Date, expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2014 Plan that are forfeited to or repurchased by us, with the maximum number of shares to be added to the 2015 Plan pursuant to clauses (A) and (B) equal to 9,197,066. The shares may be authorized, but unissued, or reacquired common stock of the company.
If an award under the 2015 Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited or repurchased due to failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under our 2015 Plan. With respect to stock appreciation rights, the net shares issued will cease to be available under the 2015 Plan and all remaining shares will remain available for future grant or sale under the 2015 Plan. Shares that actually have been issued under the 2015 Plan under any award will not be returned to the 2015 Plan and will not become available for future distribution under the 2015 Plan, provided that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by the company or are forfeited to the company, such shares will become available for future grant under the 2015 Plan. Shares used to pay the exercise price of an award or satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2015 Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2015 Plan.
In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the company, or other change in the corporate structure of the company affecting the shares occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan, will adjust the number and class of shares that may be delivered under the 2015 Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limit as provided for in the 2015 Plan.
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Plan Administration
The Board or one or more committees appointed by the Board administers the 2015 Plan. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the committee will consist of two or more “outside directors” within the meaning of Section 162(m). However, because of a change in the tax laws, as of November 2, 2017 we have no longer been able to grant performance-based awards that are, as they were previously, excluded from the maximum allowable tax deduction of $1.0 million total annual compensation of our executives under Section 162(m). In addition, if we determine it is desirable to qualify transactions under the 2015 Plan as exempt under Rule 16b-3 of the Exchange Act (Rule 16b-3), such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2015 Plan, the administrator has the power to administer the plan, including but not limited to, the power to interpret the terms of the 2015 Plan and awards granted under it, to create, amend and revoke rules relating to the 2015 Plan, including creating sub-plans, and to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration, if any, payable upon exercise. The administrator also has the authority to amend existing awards to reduce or increase their exercise price, to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered in exchange for awards of the same type which may have a higher or lower exercise price or different terms, awards of a different type and/or cash.
Stock Options
Stock options may be granted under the 2015 Plan. The exercise price of options granted under the 2015 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term. Subject to the provisions of the 2015 Plan, the administrator determines the other terms of options.
Stock Appreciation Rights
Stock appreciation rights may be granted under the 2015 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of service of an employee, director or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her stock appreciation rights agreement. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2015 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.
Restricted Stock
Restricted stock may be granted under the 2015 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2015 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions for lapse of the restriction on the shares it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to the restriction, unless the administrator provides otherwise. Shares of restricted stock as to which the restrictions have not lapsed are subject to our right of repurchase or forfeiture.
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Restricted Stock Units
Restricted stock units may be granted under the 2015 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of the 2015 Plan, the administrator will determine the terms and conditions of restricted stock units, including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restricted stock units will vest.
Performance Units and Performance Shares
Performance units and performance shares may be granted under the 2015 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination.
Non-employee Directors
The 2015 Plan provides that all non-employee directors are eligible to receive all types of awards (except for incentive stock options) under the 2015 Plan. The 2015 Plan provides that in any given fiscal year, a non-employee director may not receive awards greater than 175,000 shares, which limit is increased to 300,000 shares in connection with awards granted in the fiscal year of his or her initial service as a non-employee director. The 2015 Plan further provides that, in the event of a change in control, as defined in the 2015 Plan, each outstanding equity award granted under the 2015 Plan that is held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable.
Non-transferability of Awards
Unless the administrator provides otherwise, the 2015 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime. If an award recipient ceases to be a service provider (as defined in the 2015 Plan) due to disability or death, the participant, his or her estate or beneficiary can exercise any vested awards outstanding for 12 months following the recipient’s termination due to death or disability.
Change in Control
The 2015 Plan provides that in the event of a change in control, as defined under the 2015 Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels and all of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. In addition, if an option or stock appreciation right is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period. The award will then terminate upon the expiration of the specified period of time.
Amendment or Termination
The administrator will have the authority to amend, suspend or terminate the 2015 Plan, provided such action will not impair the existing rights of any participant. The 2015 Plan will automatically terminate in 2025, unless we terminate it sooner.
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Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2015 Plan. The summary is based on existing U.S. laws and regulations as of April 17, 2024, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise of the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.
However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a gain (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes of the alternative minimum tax rules.
Nonstatutory Stock Options
A participant generally recognizes no taxable income as a result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the shares acquired through the exercise of the nonstatutory stock option.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares will be taxed as capital gain or loss.
Restricted Stock Awards
A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
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Restricted Stock Unit Awards
There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received will be taxed as capital gain or loss.
Performance Shares and Performance Unit Awards
A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A
Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2015 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for the Company
We generally will be entitled to a tax deduction in connection with an award under the 2015 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to the company’s Chief Executive Officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND IMMUNITYBIO WITH RESPECT TO AWARDS UNDER THE 2015 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
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Number of Awards Granted to Employees, Directors and Consultants
The number of awards that an employee, director, or consultant may receive under the 2015 Plan is at the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (i) the aggregate number of shares of common stock subject to options granted under the 2015 Plan during the fiscal year ended December 31, 2023 to each of our named executive officers; all executive officers, as a group; all directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; (ii) the average per share exercise price of such options; (iii) the aggregate number of shares subject to restricted stock units granted under the 2015 Plan during the fiscal year ended December 31, 2023 to each of our named executive officers; all executive officers, as a group; all directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; and (iv) the grant date value of option and restricted stock unit awards granted under the 2015 Plan during the fiscal year ended December 31, 2023.

Name of Individual or Group	Shares Subject to Options Granted (#)	Average Per Share Exercise Price of Options Granted ($)	Shares Subject to Stock Awards Granted (#)	Grant Date Fair Value of Option and Stock Awards ($) (1)

Richard Adcock	—	—	—	—
David Sachs	—	—	141,489	233,457
Patrick Soon-Shiong	—	—	—	—
All executive officers, as a group	—	—	321,632	530,693
All directors who are not executive officers, as a group	949,578	2.99	—	2,400,000
All employees who are not executive officers, as a group	—	—	6,085,800	9,943,453
_______________
(1)Amounts shown represent the grant date fair value of option and RSU awards determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (ASC Topic 718), Stock Compensation.
As of April 17, 2024, the closing price of the company’s common stock was $5.24 per share.
Required Vote
Approval of an amendment of ImmunityBio, Inc.’s 2015 Equity Incentive Plan requires the affirmative “FOR” vote of a majority of the shares present live via the Internet or represented by proxy at the Annual Meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO
THE IMMUNITYBIO, INC. 2015 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES
OF THE COMPANY’S COMMON STOCK AUTHORIZED FOR ISSUANCE BY 19,900,000 SHARES.

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Proposal 3 – “Say-on-Pay” Vote

Advisory Vote to Approve Our Executive Compensation
Executive compensation is an important matter for our stockholders. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide you with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, or NEOs, as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC (sometimes referred to as “Say-on-Pay”).
In determining the compensation of our executive officers, the main goal of the Compensation Committee is to align the interests of our executive officers with the interests of our stockholders. The Compensation Committee believes in a “pay-for-performance” philosophy for the NEOs, and that a substantial portion of the overall compensation package for each executive officer should generally be variable and tied to the achievement of the objectives set by our Board of Directors each year. The Compensation Committee also seeks to pay our executive officers at levels that are generally consistent with those paid at other similarly sized companies in our industry in order to maintain an adequate level of retention while also providing sufficient incentives to achieve our objectives.
The Compensation Committee and the Board believe that our compensation design and practices are effective in implementing our executive compensation philosophy and objectives.
We are required to submit a proposal to stockholders for an advisory vote to approve the compensation of our NEOs pursuant to Section 14A of the Exchange Act. This vote, commonly known as a “say-on-pay” vote, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation principles, policies and practices described in this proxy statement.
Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the compensation of our NEOs, as disclosed in the proxy statement for our 2024 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion, is hereby APPROVED.”
As this is an advisory vote, the result will not be binding on us, the Board or the Compensation Committee. However, the Compensation Committee values the views expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when evaluating our compensation principles, policies and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our NEOs as presented in this proxy statement.
We provide our stockholders the opportunity to vote on the compensation of our NEO’s every 3 years. It is expected that the next vote on executive compensation will be at the 2027 annual meeting of stockholders.
Required Vote
The approval, on an advisory (non-binding basis), of the compensation of our NEOs as presented in this proxy statement requires the affirmative “FOR” vote of a majority of the shares present live via the Internet or represented by proxy at the annual meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY (NON-BINDING BASIS), OF THE COMPENSATION OF OUR NEOS.
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Executive Compensation

Our Current Named Executive Officers
The names of our executive officers, their ages, and their positions with the company as of April 29, 2024 are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position

Richard Adcock	55	Chief Executive Officer and President
David Sachs	46	Chief Financial Officer
Patrick Soon-Shiong, M.D., FRCS (C), FACS	71	Global Chief Scientific and Medical Officer
Richard Adcock. See “Election of Directors—Director Biographies.”
David Sachs has served as our Chief Financial Officer since March 2021. He previously served as the chief financial officer of NantCell, Inc. from July 2019 to March 2021. He also served as chief financial officer of Integrity Healthcare, LLC (a NantWorks subsidiary) from February 2018 to August 2020. From April 2011 to June 2019, he held various executive positions at NantWorks and its subsidiaries, including serving as chief financial officer of NantHealth, Inc. from 2013 to 2015. Prior to NantWorks, he served in business development roles at Celgene Corporation and Abraxis BioScience and as an investment banker with Bank of America Merrill Lynch. Mr. Sachs received his B.A. in Economics from the University of California at Los Angeles and his M.B.A. in Finance and Strategy from the UCLA Anderson School of Management.
Patrick Soon-Shiong, M.D., FRSC (C), FACS. See “Election of Directors—Director Biographies.”

Processes and Procedures for Executive Compensation
The Compensation Committee assists the Board in discharging the Board’s responsibilities relating to oversight of the compensation of the company’s Chief Executive Officer and other executive officers, including reviewing and approving, or making recommendations to the Board with respect to, the compensation, plans, policies and programs for the Chief Executive Officer and other executive officers and administering the equity compensation plans for the company’s executive officers and employees.
The Compensation Committee annually reviews the compensation, plans, policies and programs for the Chief Executive Officer and our other executive officers. In connection therewith, the Compensation Committee generally considers, among other things, each executive officer’s performance in light of established individual and corporate goals and objectives and the recommendations of the Chief Executive Officer. In particular, the Compensation Committee considers the recommendations of the company’s Chief Executive Officer when reviewing base salary and incentive performance compensation levels of executive officers and when setting specific individual and corporate performance targets under our incentive bonus plan for executive officers, as applicable. The company’s Chief Executive Officer has no input and is not present during voting or deliberations about his or her compensation. The Compensation Committee may delegate its authority to a subcommittee, but it may not delegate any power or authority required by agreement, law, regulation or listing standard to be exercised by the Compensation Committee as a whole.
Consistent with the prior year, the Compensation Committee engaged Mercer as an independent outside compensation consultant to perform compensation advisory services during 2023 and to provide information, recommendations and other advice relating to director and executive compensation. Mercer served and continues to serve at the discretion of the Compensation Committee. The Compensation Committee has reviewed the independence of Mercer’s advisory role relative to the consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisors. Following its review, the Compensation Committee determined that no conflict of interest arose from the work performed by Mercer during the fiscal year ended December 31, 2023.
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Employment Arrangements with Our Current Named Executive Officers
Richard Adcock
On October 20, 2020, we entered into an Offer of Employment letter with Mr. Adcock pursuant to which he agreed to serve as the company’s Chief Executive Officer. Mr. Adcock is eligible to participate in the company’s annual discretionary bonus plan with a target bonus of 50% of his then-current annual base salary. Bonuses awarded under the company’s bonus plan are based on established performance criteria; however, the Compensation Committee ultimately exercises discretion over awards made under the plan. In order to receive any bonus payment, Mr. Adcock must remain continuously employed through, and still be employed by the company on, the date any such bonus is paid. As of May 1, 2024, Mr. Adcock’s annual base salary is $796,000 and his target bonus is 75%.
Mr. Adcock is eligible to receive annual equity-based awards under the company’s 2015 Plan, including awards subject to performance-based vesting conditions.
•During the fiscal year ended December 31, 2023, he received no equity-based awards.
•During the fiscal year ended December 31, 2022, he received option awards covering a total of 700,000 shares of the company’s common stock, of which 350,000 shares were subject to performance-based vesting conditions.
•During the fiscal year ended December 31, 2021, he received the following awards on February 5, 2021 pursuant to his Offer of Employment letter:
•Two separate RSU awards – an RSU award covering 150,000 shares of the company’s common stock that vested in full on February 5, 2021, and an RSU award covering 250,000 shares of the company’s common stock that was scheduled to vest over a three-year period, subject to continued service, of which 83,333 shares vested on February 5 of each of 2022 and 2023, respectively; and
•An option to purchase 750,000 shares of the company’s common stock that was scheduled to vest over a three-year period, subject to continued service, of which 250,000 shares vested on February 5 of each of 2022 and 2023, respectively.
•During the fiscal year ended December 31, 2021, he was granted a NantCell RSU award on March 4, 2021 under the 2015 NC Plan prior to the Merger. On March 9, 2021, in connection with the closing of the Merger, the NantCell RSUs were assumed by the company and converted into 172,420 RSUs of the company on the same terms and conditions as immediately prior to the Merger. Of this award, 8,620 shares vested on each of September 9, 2021 and December 31, 2022, and 34,483 shares vested on December 31, 2023, subject to Mr. Adcock remaining in “continuous service” (as defined in the 2015 NC Plan) through the applicable vesting date.
For additional information regarding Mr. Adcock’s equity awards, see “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”
Mr. Adcock is eligible to participate in any regular health insurance, retirement, and other benefit plans established by the company for its employees from time to time. The company will also reimburse Mr. Adcock for costs associated with his two current life insurance policies.
If Mr. Adcock’s employment is terminated without “cause” (as such term is defined in his Offer of Employment letter), he will receive a single cash payment equal to 12 months of his then-current annual base salary, less all applicable federal, state, and local withholding and deductions. Such payment will be made within 2.5 months following the date on which termination occurs, subject to his timely execution and non-revocation of a release of claims in a form reasonably satisfactory to the company.
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David Sachs
On August 3, 2020, NantCell, Inc. entered into an Offer of Employment letter with Mr. Sachs (who previously provided services through a shared services agreement with NantWorks) as its chief financial officer. In connection with the Merger, Mr. Sachs became the company’s Chief Financial Officer effective March 9, 2021. Mr. Sachs is eligible to participate in the company’s annual discretionary bonus plan with a target bonus of 50% of his then-current annual base salary. Bonuses awarded under the company’s bonus plan are based on established performance criteria; however, the Compensation Committee ultimately exercises discretion over awards made under the plan. In order to receive any bonus payment, Mr. Sachs must remain continuously employed through, and still be employed by the company on, the date any such bonus is paid. As of May 1, 2024, Mr. Sachs’ annual base salary is $575,358.
Mr. Sachs is eligible to receive annual equity-based awards under the 2015 Plan, including awards subject to performance-based vesting conditions.
•During the fiscal year ended December 31, 2023, he received an RSU award covering 141,489 shares of the company’s common stock, of which 70,744 shares vested on September 1, 2023. See “Executive Compensation—Grants of Plan-Based Awards.”
•During the fiscal year ended December 31, 2022, he received options covering a total of 250,000 shares, of which 125,000 shares were subject to performance-based vesting conditions.
•During the fiscal year ended December 31, 2021, he was granted two NantCell RSU awards on March 4, 2021 under the 2015 NC Plan prior to the Merger. On March 9, 2021, in connection with the closing of the Merger, the NantCell RSUs were assumed by the company and converted into 169,231 RSUs of the company on the same terms and conditions as immediately prior to the Merger. These RSU awards consist of the following:
•An award of 17,242 shares of the company’s common stock that vested in full on December 9, 2021; and
•An award of 151,989 shares of the company’s common stock. Of this award, 7,598 shares vested on each of September 9, 2021 and December 31, 2022, respectively, and 30,397 shares vested on December 31, 2023.
For additional information regarding Mr. Sach’s equity awards, see “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”
Mr. Sachs is eligible to participate in any regular health insurance, retirement, and other benefit plans established by the company for its employees from time to time.
Mr. Sachs is also eligible for a severance payment if the company terminates his employment without “cause” or if he resigns for “good reason” (each as defined in his Offer of Employment Letter) (the Severance Payment). The Severance Payment will be equal to: (i) 83.33% of his then-current base salary (i.e., 10 months of severance) plus (ii) a prorated bonus paid out at 100% of his target annual bonus (i.e., the target 50% bonus) for the calendar year in which the termination occurs, less all applicable federal, state, and local withholding and deductions. Such payment will be made within 60 days following the date on which termination occurs, subject to his timely execution and non-revocation of a release of claims in a form reasonably satisfactory to the company.
Patrick Soon-Shiong
On August 11, 2021, the Board appointed Dr. Soon-Shiong as Global Chief Scientific and Medical Officer. Dr. Soon-Shiong is eligible to participate in the company’s annual discretionary bonus plan with a target bonus of 50% of his then-current annual base salary. Bonuses awarded under the company’s bonus plan are based on established performance criteria; however, the Compensation Committee ultimately exercises discretion over awards made under the plan. In order to receive any bonus payment, Dr. Soon-Shiong must remain continuously employed through, and still be employed by the company on, the date any such bonus is paid. As an employee of the company, he does not receive compensation for his service as a director under the company’s Director Compensation Program. As of May 1, 2024, Dr. Soon-Shiong’s annual base salary is $621,000 and his target bonus is 75%.
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Dr. Soon-Shiong is eligible to receive annual equity-based awards under the 2015 Plan, including awards subject to performance-based vesting conditions.
•During the fiscal year ended December 31, 2023, he received no equity-based awards.
•During the fiscal year ended December 31, 2022, he received option awards covering a total of 700,000 shares of the company’s common stock, of which 350,000 shares were subject to performance-based vesting conditions.
•In connection with his re-election to the Board in June 2021 (prior to rejoining the company as its Global Chief Scientific and Medical Officer in August 2021), he received an option covering 26,064 shares of the company’s common stock, which vested in full on June 10, 2022.
•Effective as of August 11, 2021, he no longer receives equity awards in connection with his service on the Board as he is an employee of the company.
For additional information regarding Dr. Soon-Shiong’s equity awards, see “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”
Dr. Soon-Shiong is eligible to participate in any regular health insurance, retirement, and other benefit plans established by the company for its employees from time to time.

Merger or Change in Control
2014 Equity Incentive Plan
The 2014 Executive Incentive Plan (2014 Plan) provides that in the event of a merger or change in control, as defined in the 2014 Plan, each then outstanding option and stock appreciation right will automatically become fully vested, all restricted shares then outstanding will automatically fully vest free of restrictions, and each other award granted under the 2014 Plan that is then outstanding will automatically become vested and payable to the holder of such award unless the administrator has made appropriate provision for the substitution, assumption, exchange or other continuation of the award pursuant to the change in control. Notwithstanding the foregoing, the administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a change in control (or upon any other event or other circumstance related to the change in control, such as an involuntary termination of employment occurring after such change in control, as the administrator may determine), irrespective of whether any such award has been substituted, assumed, exchanged or otherwise continued pursuant to the change in control.
Any award that has been accelerated in connection with a change in control pursuant to the preceding paragraph will terminate upon such event, subject to any provision made by the administrator for the survival, substitution, assumption, exchange, or other continuation of such award. Holders of options and stock appreciation rights will be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding awards. The administrator may make provision for payment in cash or property or both in respect of awards terminated in connection with a change in control.
2015 Equity Incentive Plan
The 2015 Plan provides that in the event of a merger or change in control, as defined under the 2015 Plan, each then outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels and all of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time.
2015 NantCell Stock Incentive Plan
The Amended and Restated ImmunityBio, Inc. 2015 Stock Incentive Plan (the 2015 NC Plan) provides that in the event of a corporate transaction, as defined in the 2015 NC Plan, each outstanding award will terminate effective upon the consummation of such corporate transaction, except to the extent assumed or replaced in connection with such corporate transaction. The administrator may provide that awards granted under the 2015 NC Plan become vested and exercisable in connection with such a corporate transaction and release such awards from restrictions on transfer and repurchase or forfeiture rights.
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Other Compensation Policies

Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), generally limits the amount a public company may deduct for federal income taxes purposes for compensation paid to its chief executive officer, chief financial officer, and certain other executive officers up to $1 million per executive office per year. As a publicly-traded company, the Compensation Committee is mindful of the benefits of full deductibility of compensation, and intends to operate our executive compensation program to be most efficient and effective for our stockholders, which may include compliance with Section 162(m) of the Code.
The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to additional excise taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account when designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC Topic 718, Stock Compensation, the standard which governs the accounting treatment of stock-based compensation awards.
The grant date fair value of our share-based payment awards is reported in the Summary Compensation Table below (or the year-end fair value or vesting date fair value in the case of the Pay Versus Performance Tables), even though recipients may never realize any value from their equity awards.

Executive Compensation Clawback Policy
Effective as of November 29, 2023, the Board adopted a compensation recovery policy, a copy of which was filed as an exhibit to our Annual Report for the fiscal year ended December 31, 2023. The compensation recovery policy is intended to further the company’s pay-for-performance philosophy and to comply with applicable SEC and Nasdaq requirements by providing for the reasonably prompt recovery (i.e., a “clawback”) of certain executive compensation in the event of an accounting restatement. The application of the compensation recovery policy to executive officers is not discretionary, with limited exceptions, and applies without regard to whether an executive officer was at fault.
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Executive Compensation Tables

Summary Compensation Table
The following table provides information regarding the compensation of our principal executive officer and our next two most highly compensated executive officers during the fiscal year ended December 31, 2023, together referred to as our named executive officers (NEOs), for the fiscal years ended December 31, 2023 and 2022. Our NEOs are our only executive officers.

Name and Principal Position (a)	Year (b)	Salary ($) (1) (c)	Bonus ($) (2) (d)	Stock Awards ($) (3) (e)	Option Awards ($) (4) (f)	Non-Equity Incentive Plan Compensation ($) (5) (g)	All Other Compensation ($) (6) (i)	Total ($) (j)

Richard Adcock	2023	796,000	298,500	—	—	—	62,403	1,156,903
Chief Executive Officer and President	2022	790,760	—	—	3,159,057	—	58,690	4,008,507
David Sachs	2023	537,525	273,980	233,457	—	—	13,120	1,058,082
Chief Financial Officer	2022	521,039	—	—	1,128,235	—	12,288	1,661,562
Patrick Soon-Shiong, M.D.	2023	621,000	232,875	—	—	—	11,465	865,340
Global Chief Scientific and Medical Officer	2022	616,962	—	—	3,159,057	—	12,232	3,788,251
______________
(1)Amounts shown in Column (c) for the fiscal year ended December 31, 2023 reflect the base salary earned during the year, including salary increases effective during the year, if any.
(2)Amounts shown in Column (d) for the fiscal year ended December 31, 2023 reflect discretionary cash bonuses awarded by the Compensation Committee (75.0% of target for Mr. Adcock and Dr. Soon-Shiong, respectively, and 100.0% for Mr. Sachs) earned in 2023 that were paid in 2024 based on the performance of each NEO in 2023 and after taking any relevant factors into consideration. No discretionary cash bonuses were earned by our NEOs during the fiscal year ended December 31, 2022.
(3)Amounts shown in Column (e) reflect the grant date fair value of RSU awards calculated on the basis of the fair market value of the underlying shares of common stock on the grant date in accordance with ASC Topic 718. The company did not grant RSU awards to Mr. Adcock and Dr. Soon-Shiong during the fiscal year ended December 31, 2023 and did not grant any RSU awards to any of our NEOs during the fiscal year ended December 31, 2022.
(4)Amounts shown in Column (f) reflect the grant date fair value of option awards as determined in accordance with ASC Topic 718.
(5)No performance-based cash bonuses were earned by our NEOs during the fiscal years ended December 31, 2023 and 2022, respectively.
(6)See “All Other Compensation – Other Compensation and Perquisites” below for a description of amounts received by our NEOs for the fiscal year ended December 31, 2023.
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All Other Compensation – Other Compensation and Perquisites
The following table provides the detail of all other compensation provided to our NEOs during the fiscal year ended December 31, 2023:

Name	Company Contributions to Retirement Plans (1) ($)	Reimbursement of Personal Life Insurance Premiums (2) ($)	Total ($)

Richard Adcock	13,200	49,203	62,403
David Sachs	13,120	—	13,120
Patrick Soon-Shiong	11,465	—	11,465
_______________
(1)Amounts shown reflect employer contributions made to the company’s 401(k) plan for our NEOs.
(2)Amount shown reflects reimbursement of premiums associated with Mr. Adcock’s personal life insurance policies pursuant to the terms of his Offer of Employment letter dated October 20, 2020 and related tax neutrality payments to make such reimbursements tax neutral to Mr. Adcock.

Grants of Plan-Based Awards
The following table sets forth summary information regarding grants of plan-based awards made to our NEOs during the fiscal year ended December 31, 2023:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name (a)	Grant Date (b)		Target ($) (d)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)

Richard Adcock
David Sachs	8/25/2023	(1)		141,489	233,457
Patrick Soon-Shiong
_______________
(1)Amount shown in Column (i) represents a discretionary RSU award granted to Mr. Sachs by the Compensation Committee of the Board pursuant to the 2015 Plan. Subject to Mr. Sachs continuing to be a “service provider” (as defined in the 2015 Plan) through each applicable vesting date, 70,744 of the shares subject to the RSU award vested on September 1, 2023 and 70,745 of the shares vested on January 31, 2024. The vesting commencement date of this RSU award was August 25, 2023.
Amount shown in Column (l) represents the grant date fair value of RSU awards determined in accordance with ASC Topic 718 based on the number of RSUs awards granted multiplied by $1.65, the closing price of the company’s common stock as reported on the Nasdaq on August 25, 2023, the date of grant.
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Outstanding Equity Awards at Fiscal Year-End
The following table sets forth summary information regarding the outstanding equity awards held by our NEOs as of December 31, 2023:

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested (#) (1) (h)

Richard Adcock	500,000	250,000	(2)	—	23.72	2/5/2031	83,334	(3)	418,337
							120,697	(4)	605,899
	233,334	466,666	(5)	—	5.83	3/23/2032
David C. Sachs							106,396	(6)	534,108
	83,334	166,666	(7)	—	5.83	3/23/2032
							70,745	(8)	355,140
Patrick Soon-Shiong	900,000	—		—	25.00	7/27/2025
	26,064	—		—	14.91	6/10/2031
	233,334	466,666	(5)	—	5.83	3/23/2032
_______________
(1)Amounts shown in Column (h) represent the market value of the unvested RSUs shown in Column (g) based on the closing price of $5.02 per share of the company’s common stock as reported on the Nasdaq on December 31, 2023.
(2)Amount shown in Column (c) represents 250,000 options granted to Mr. Adcock on February 5, 2021 that vest on the third (February 5, 2024) anniversary of the date of grant, such that all options shall be fully vested on the third anniversary of the date of grant, subject to Mr. Adcock remaining in “continuous service” (as defined in the 2015 Plan) through the applicable vesting date.
(3)Amount shown in Column (g) represents 83,334 RSUs granted to Mr. Adcock on February 5, 2021 that vest on the third (February 5, 2024) anniversary of the date of grant, such that all shares shall be fully vested on the third anniversary of the date of grant, subject to Mr. Adcock remaining in “continuous service” (as defined in the 2015 Plan) through the applicable vesting date.
(4)Amount shown in Column (g) represents 120,697 RSUs granted to Mr. Adcock on March 4, 2021 that vest according to the following schedule: 34,483 of the shares subject to the RSU award shall vest on each of December 31, 2024 and December 31, 2025 with the remaining 51,731 shares vesting on December 31, 2026, subject to Mr. Adcock remaining in “continuous service” (as defined in the grant agreement) through each applicable vesting date.
(5)Amount shown in Column (c) represents 466,666 options granted to each of Mr. Adcock and Dr. Soon-Shiong that vest according to the following schedule: 233,332 options on the second (March 23, 2024) anniversary of the vesting commencement date and 233,334 options on the third (March 23, 2025) anniversary of the vesting commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date, subject to each of Mr. Adcock and Dr. Soon-Shiong continuing to be a “service provider” (as defined in the 2015 Plan) through each applicable vesting date.
(6)Amount shown in Column (g) represents 106,396 RSUs granted to Mr. Sachs on March 4, 2021 that vest according to the following schedule: 30,397 of the shares subject to the RSU award shall vest on each of December 31, 2024 and December 31, 2025 with the remaining 45,602 shares vesting on December 31, 2026, subject to Mr. Sachs remaining in “continuous service” (as defined in the grant agreement) through each applicable vesting date.
(7)Amount shown in Column (c) represents 166,666 options granted to Mr. Sachs that vest according to the following schedule: 83,332 options on the second (March 23, 2024) anniversary of the vesting commencement date and 83,334 options on the third (March 23, 2025) anniversary of the vesting commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date, subject to Mr. Sachs continuing to be a “service provider” (as defined in the 2015 Plan) through each applicable vesting date.
(8)Amount shown in Column (g) represents 70,745 RSUs granted to Mr. Sachs on August 25, 2023 that shall vest on January 31, 2024, subject to Mr. Sachs continuing to be a “service provider” (as defined in the 2015 Plan) through the vesting date.
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Option Exercises and Stock Vested
The following table sets forth certain information concerning option exercises and stock vested for our NEOs during the fiscal year ended December 31, 2023:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (1) (d)	Value Realized on Vesting ($) (2) (e)

Richard Adcock	—	—	117,816	533,937
David Sachs	—	—	101,141	260,831
Patrick Soon-Shiong	—	—	—	—
_______________
(1)For Mr. Adcock, 59,288 shares were withheld by the company to cover his tax withholding obligations. For Mr. Sachs, 10,511 shares were withheld by the company to cover his tax withholding obligations.
(2)Amounts shown in Column (e) represents the closing price of a share of our common stock on the date of vesting multiplied by the number of RSUs vested.

Equity Compensation Plan Information
The following table summarizes information about our equity compensation plans as of December 31, 2023. All outstanding option awards relate to our common stock.

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders (1), (2), (3), (4)	17,324,414	$9.46	13,068,020
Equity compensation plan not approved by security holders	—		—
Total	17,324,414		13,068,020
_______________
(1)The equity compensation plans approved by security holders are the 2014 Plan and the 2015 Plan. The 2014 Plan has terminated as to future grants. The amount shown in Column (a) with respect to the 2014 Plan includes 346,840 shares issuable upon the exercise of vested stock options. The amount shown in Column (a) with respect to the 2015 Plan includes 9,159,064 shares issuable upon the exercise of vested stock options and 4,540,875 shares issuable upon the vesting of RSU awards.
(2)The 2015 NC Plan was approved by security holders in conjunction with the Merger. The 2015 NC Plan has terminated as to future grants. The amount shown in Column (a) with respect to this plan includes 314,531 shares issuable upon the exercise of vested stock options and 2,963,104 shares issuable upon the vesting of RSU awards.
(3)The amount shown in Column (b) is the weighted average exercise price for stock options outstanding.
(4)The amount shown in Column (c) is the number of shares available for grant under the 2015 Plan.
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Director Compensation
The compensation policy for the company’s non-employee directors is intended to be competitive and fair so that we can attract the best talent to the Board. In addition to cash compensation, we provide equity awards and have stock ownership guidelines to align the directors’ interests with those of our stockholders and to focus on the long-term growth of the company. We reimburse our directors for expenses associated with attending Board and committee meetings. Directors who are employees of the company receive no compensation for serving on the Board, attending Board meetings or, in the case of Dr. Soon-Shiong, serving as the Executive Chairman of the Board and participating on Board committees. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.

2023 Director Compensation Policy

Position	Annual Cash Retainer ($)	Equity Awards (Grant Date Fair Value) ($)

Executive Chairman of the Board	35,000

Non-Employee Director Annual Base Retainer:	50,000
Lead Independent Director	30,000
Initial stock option grant upon appointment to the Board		300,000
Annual stock option grant upon re-election to the Board		400,000

Committee Chair Retainers:
Audit Committee	10,000
Compensation Committee	10,000
Nominating and Corporate Governance Committee	7,500
Related Party Transaction Committee	7,500
Special Committee	15,000

Committee Member Retainers:
Audit Committee	10,000
Compensation Committee	10,000
Nominating and Corporate Governance Committee	7,500
Related Party Transaction Committee	7,500
Special Committee	15,000
There have been no changes to the Director Compensation Policy for 2024 as compared to the 2023 policy.

Other Compensation Details
Our director compensation policy provides that in any given fiscal year, a non-employee director may not receive cash compensation and equity awards with an aggregate value greater than $750,000 (determined in accordance with U.S. GAAP). Any cash compensation paid or awards granted to an individual for his or her services as an employee or a consultant (other than as a non-employee director) will not count for purposes of this limitation.
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Equity Awards
With respect to the automatic initial grant to new non-employee directors, each grantee shall receive an initial stock option award to purchase shares of our common stock at a per-share exercise price equal to the fair market value of a share of our common stock on the first trading date on which the trading window under our Insider Trading Policy opens after becoming a non-employee director, and such option shall have a Black-Scholes value of $300,000 as computed by ASC Topic 718 on the grant date. The initial award shall vest in three equal installments on each anniversary of the date the applicable non-employee director’s service commenced, in each case subject to the non-employee director continuing to be a service provider through the applicable vesting date.
With respect to the automatic annual grants to all continuing non-employee directors, such grant will be made on the date of each annual meeting of stockholders, and such option shall have a Black-Scholes value of $400,000 as computed in accordance with ASC Topic 718 on the grant date. The annual award will vest on the earlier of the one-year anniversary of the date the annual award is granted, or the day prior to the date of the annual meeting next following the date the annual award is granted, in each case, subject to the non-employee director continuing to be a service provider through the applicable vesting date.
The 2015 Plan provides that in the event of a merger or change in control, as defined in the 2015 Plan, each outstanding equity award granted under the 2015 Plan held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and all of the shares subject to such award will become fully exercisable, if applicable.

Non-Employee Director Stock Ownership Policy
Each non-employee director is expected to have equity holdings of the company with a value equivalent of at least three times his or her annual base retainer (not including retainers for serving as Chairperson of the Board, Lead Independent Director or as a member or Chair of any Board committee) and to maintain this minimum amount of stock ownership throughout his or her tenure on the Board. Non-employee Board members who were members of the Board on or before December 1, 2020 are expected to achieve the applicable level of stock ownership on or before the fifth anniversary date of December 1, 2020. Non-employee directors who joined the Board after December 1, 2020 are expected to achieve the applicable level of stock ownership on or before five-year anniversary of joining the Board. Minimum equity holdings can be satisfied by the following: shares directly-owned by the non-employee director; shares indirectly-held by the non-employee director or his or her immediate family members; shares subject to RSUs or other awards that have vested for which the non-employee has elected to defer the settlement to a date beyond the vesting date; and shares underlying RSUs and other awards that are vested or unvested for which the only requirement to earn the award is continued service to the company or its subsidiaries.
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Director Compensation Table
The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2023. Dr. Soon-Shiong, Mr. Adcock and Dr. Simon are not included in the table below as they are employees of the company and thus receive no compensation for their service as a director.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($) (1)(2) (d)	Total ($) (h)

Michael D. Blaszyk	110,000	400,000	510,000
John Owen Brennan	72,500	400,000	472,500
Wesley Clark	65,000	400,000	465,000
Cheryl L. Cohen	106,253	400,000	506,253
Linda Maxwell	87,500	400,000	487,500
Christobel Selecky	70,000	400,000	470,000
_______________
(1)Amounts shown in Column (d) represent the aggregate grant date fair value of stock option awards calculated in accordance with ASC Topic 718 without regard to estimated forfeitures. See Note 13, Stock-Based Compensation, of the “Notes to Consolidated Financial Statements” that appear in Part II, Item 8. “Financial Statements and Supplementary Data” of the company’s Annual Report for the fiscal year ended December 31, 2023 filed with the SEC on March 19, 2024 for a discussion of valuation assumptions made in determining the grant date fair value of stock option awards.
(2)Amounts shown in Column (d) represent the grant date fair value of 158,263 stock option awards made on June 13, 2023 to independent directors upon their re-election to the Board.
As of December 31, 2023, our non-employee directors held the following outstanding option awards:
•each of Mr. Blaszyk and Ms. Cohen held 100,000 vested options exercisable at $6.21 per share, 26,064 vested options exercisable at $14.91 per share, 167,937 vested options exercisable at $2.98 per share, and 158,263 unvested options at an exercise price of $2.99 per share; and
•each of Mr. Brennan, Gen. Clark, Dr. Maxwell and Ms. Selecky held 14,582 vested options exercisable at $17.24 per share, 26,064 vested options exercisable at $14.91 per share, 167,937 vested options exercisable at $2.98 per share, 7,291 unvested options at an exercise price of $17.24 per share, and 158,263 unvested options at an exercise price of $2.99 per share.
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Pay Versus Performance
The following table sets forth information concerning: (1) the compensation of our principal executive officer (PEO) and the average compensation for our Non-PEO NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of the fiscal years ended December 31, 2023, 2022 and 2021, (2) our cumulative total shareholder return (TSR), and (3) our net loss over such years in accordance with SEC rules for each such fiscal year.

Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On: _________________ Total Shareholder Return ($) (5) (f)
Year (a)	Summary Compensation Table Total for PEO ($) (1) (2) (3) (b)	Compensation Actually Paid to PEO ($) (4) (c)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1) (2) (3) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (4) (e)		Net Loss ($M) (6) (h)

2023	1,156,903	262,372	961,711	622,399	37.66	(583.9)
2022	4,008,507	2,751,454	2,724,907	2,481,143	38.03	(417.3)
2021	29,016,727	10,356,288	2,888,272	1,170,404	45.61	(349.8)
_______________
(1)The following individuals are our NEOs for the following fiscal years ended December 31:

Year	PEO	Non-PEO NEOs

2023	Richard Adcock	Dr. Patrick Soon-Shiong and David Sachs
2022	Richard Adcock	Dr. Patrick Soon-Shiong and David Sachs
2021	Richard Adcock	Dr. Patrick Soon-Shiong and David Sachs
(2)Amounts shown in Columns (b) and (d) represent the total compensation reported for Mr. Adcock and an average for our Non-PEO NEOs for each corresponding fiscal year in the “Total” column of the Summary Compensation Table. Values shown above for the fiscal year ended December 31, 2023 do not incorporate equity awards to Mr. Adcock and Dr. Soon-Shiong as no such awards were granted to them during that period. Values shown above for the fiscal year ended December 31, 2022 do not incorporate discretionary cash bonuses and/or performance-based bonuses as no such bonuses were earned by our NEOs during that period.
(3)For more information regarding any year not included in the Summary Compensation Table in this proxy statement, please refer to the Proxy Statement on Form DEF 14A filed with the SEC on April 28, 2023.
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(4)Amounts shown in Columns (c) and (e) represent the “compensation actually paid” to Mr. Adcock and an average for our Non-PEO NEOs, calculated by adjusting the amounts shown for each corresponding fiscal year in the “Total” column of the Summary Compensation Table as follows:

	2023
Adjustments	Mr. Adcock	Average Non-PEO NEOs

Deduction for Amounts Reported under the “Stock Awards” column in the Summary Compensation Table for Applicable FY	$—	$(116,729)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	—	177,570
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	54,119
Deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 78 Fair Value from Prior FY End to Applicable FY End	(140,024)	(51,325)
Deduction for Awards Granted during Prior FY that Vested during Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(754,507)	(402,947)
Total adjustments	$(894,531)	$(339,312)
(5)Amounts shown in Column (f) represent the value of a fixed investment of $100 in the company’s common stock based on cumulative TSR as of the end of each fiscal year. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (December 31, 2021 – December 31, 2023), assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The company has never paid cash dividends on its common stock. Share price data was collected using S&P Capital IQ.
(6)Amounts shown in Column (h) represent the net loss reported in the company’s audited consolidated financial statements that appear in Part II, Item 8. “Financial Statements and Supplementary Data” of our Annual Report for the fiscal year ended December 31, 2023 filed with the SEC on March 19, 2024.
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Narrative Disclosure to Pay Versus Performance Table
Relationship between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our Non-PEO NEOs, with (i) our cumulative TSR, and (ii) our net loss, in each case, for the fiscal years ended December 31, 2023, 2022 and 2021, respectively.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.
Compensation Actually Paid vs Total Shareholder Return

Compensation Actually Paid
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$120
$100
$80
$60
$40
$20
$0
Cumulative TSR
(Value of Initial $100 Investment)
2021
2022
2023
PEO
Average for Non-PEO NEOs
ImmunityBio, Inc. TSR

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Compensation Actually Paid vs Net Loss

Compensation Actually Paid
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Net Loss (in millions)
$0
-$100
-$200
-$300
-$400
-$500
-$600
2021
2022
2023
PEO
Average for Non-PEO NEOs
Net Loss

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information, as of April 17, 2024, with respect to the holdings of (i) each person who is the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each executive officer, and (iv) all of our current directors and executive officers as a group. Beneficial ownership representing less than 1% is denoted with an asterisk (*) in the table below.
Beneficial ownership of our common stock is determined in accordance with the rules of the SEC and includes any shares of common stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of April 17, 2024.
Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 677,036,411 shares of common stock outstanding as of April 17, 2024 plus, for each individual, any securities that individual has the right to acquire within 60 days of that date.
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Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned

5% Stockholders:
Patrick Soon-Shiong, M.D., FRCS (C), FACS (2)	696,401,068	82.82%
Cambridge Equities, LP (3)	261,705,814	38.65%
Nant Capital, LLC (4)	291,698,854	34.75%
California Capital Equity, LLC (5)	106,511,412	15.73%
NantWorks, LLC (6)	98,535,253	14.55%
NantMobile, LLC (7)	47,557,934	7.02%
Other Directors and Named Executive Officers:
Richard Adcock (8)	1,459,804	*
David Sachs (9)	352,504	*
Michael D. Blaszyk (10)	717,846	*
John Owen Brennan (11)	399,137	*
Wesley Clark (12)	382,137	*
Cheryl L. Cohen (13)	652,881	*
Linda Maxwell, M.D., M.B.A., FRCSC (14)	374,137	*
Christobel Selecky (14)	374,137	*
Barry J. Simon, M.D. (15)	3,996,374	*
All directors and executive officers as a group (11 persons) (16)	705,213,883	83.40%
________________
(1)The address of each of the individuals and entities named in the table above is c/o ImmunityBio, Inc., 3530 John Hopkins Court, San Diego, California 92121.
(2)Consists of (i) 261,705,814 shares held by Cambridge, (ii) 29,473,932 shares directly held by Dr. Soon-Shiong, (iii) 129,227,017 shares held by Nant Capital, LLC (Nant Capital), (iv) 47,557,934 shares held by NantMobile, LLC (NantMobile), (v) 32,606,985 shares held by NantCancerStemCell, LLC (NCSC), (vi) 9,986,920 shares held by NantWorks, (vii) 8,383,414 shares held by NantBio, Inc. (NantBio), (viii) 7,976,159 shares held by California Capital Equity, LLC (California Capital), (ix) 5,618,326 shares held by the Chan Soon-Shiong Family Foundation, (x) 162,471,837 shares that Nant Capital has the right to acquire within 60 days of April 17, 2024 pursuant to the conversion of promissory notes, and (xi) 1,392,730 shares issuable upon the exercise of stock options that were exercisable as of April 17, 2024.
(3)Consists of 261,705,814 shares held by Cambridge. MP 13 Ventures, LLC (MP 13 Ventures) is the general partner of Cambridge and thus may be deemed to have beneficial ownership of the shares held by Cambridge. Dr. Soon-Shiong, Executive Chairman of the Board and Global Chief Scientific and Medical Officer of the company, is the sole member of MP 13 Ventures.
(4)Consists of (i) 129,227,017 shares held by Nant Capital and (ii) 162,471,837 shares that Nant Capital has the right to acquire within 60 days of April 17, 2024 pursuant to the conversion of promissory notes. Dr. Soon-Shiong directly owns equity interests in Nant Capital and may be deemed to have beneficial ownership of and voting and dispositive power over the shares held by Nant Capital.
(5)Consists of (i) 7,976,159 shares held by California Capital, (ii) 47,557,934 shares held by NantMobile, (iii) 32,606,985 shares held by NCSC, (iv) 9,986,920 shares held by NantWorks, and (v) 8,383,414 shares held by NantBio. Dr. Soon-Shiong directly owns equity interests in California Capital and may be deemed to have beneficial ownership of and voting and dispositive power over the shares held by California Capital.
(6)Consists of (i) 9,986,920 shares held by NantWorks, (ii) 8,383,414 shares held by NantBio, (iii) 47,557,934 shares held by NantMobile, and (iv) 32,606,985 shares held by NCSC. NantWorks is the majority stockholder of NantBio, NantMobile, and NCSC and thus may deemed to control NantBio, NantMobile, and NCSC. NantBio is the sole shareholder of NCSC. Dr. Soon-Shiong indirectly beneficially owns equity interests in NantWorks and thus may be deemed to control NantWorks and each entity directly or indirectly controlled by NantWorks (including NantBio, NantMobile, and NCSC) and has voting and dispositive power over the shares held by NantWorks.
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(7)Consists of 47,557,934 shares held by NantMobile. Dr. Soon-Shiong indirectly beneficially owns equity interests in NantWorks and thus may be deemed to control NantWorks and each entity directly or indirectly controlled by NantWorks (including NantMobile) and has voting and dispositive power over the shares held by NantWorks.
(8)Consists of (i) 243,138 shares directly held by Mr. Adcock and (ii) 1,216,666 shares issuable upon the exercise of stock options that were exercisable as of April 17, 2024.
(9)Consists of (i) 185,838 shares directly held by Mr. Sachs and (ii) 166,666 shares issuable upon the exercise of stock options that were exercisable as of April 17, 2024.
(10)Consists of (i) 193,667 shares directly held by Mr. Blaszyk, (ii) 71,915 shares indirectly held, (iii) 294,001 shares issuable upon the exercise of stock options that were exercisable as of April 17, 2024, and (iv) 158,263 shares issuable upon the exercise of stock options vesting within 60 days of April 17, 2024.
(11)Consists of (i) 25,000 shares directly held by Mr. Brennan, (ii) 215,874 shares issuable upon the exercise of stock options that were exercisable as of April 17, 2024, and (iii) 158,263 shares issuable upon the exercise of stock options vesting within 60 days of April 17, 2024.
(12)Consists of (i) 8,000 shares directly held by Gen. Clark, (ii) 215,874 shares issuable upon the exercise of stock options that were exercisable as of April 17, 2024, and (iii) 158,263 shares issuable upon the exercise of stock options vesting within 60 days of April 17, 2024.
(13)Consists of (i) 200,617 shares directly held by Ms. Cohen, (ii) 294,001 shares issuable upon the exercise of stock options that were exercisable as of April 17, 2024, and (iii) 158,263 shares issuable upon the exercise of stock options vesting within 60 days of April 17, 2024.
(14)Consists of (i) 215,874 shares issuable to Dr. Maxwell and Ms. Selecky upon the exercise of stock options that were exercisable as of April 17, 2024 and (ii) 158,263 shares issuable upon the exercise of stock options vesting within 60 days of April 17, 2024.
(15)Consists of (i) 3,123,761 shares directly held by Dr. Simon and (ii) 872,613 shares issuable upon the exercise of stock options that were exercisable as of April 17, 2024.
(16)Consists of (i) 33,548,287 shares directly held, (ii) 503,134,484 shares indirectly held, (iii) 162,471,837 shares that Nant Capital has the right to acquire within 60 days of April 17, 2024 pursuant to the conversion of promissory notes, (iv) 5,109,697 shares issuable upon the exercise of stock options that were exercisable as of April 17, 2024, and (v) 949,578 shares issuable upon the exercise of stock options vesting within 60 days of April 17, 2024.
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Proposal 4 – Ratification of Selection of Independent Registered Public Accountants

Ratification of Selection of Independent Registered Public Accountants
At the Annual Meeting, stockholders are being asked to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Stockholder ratification of the selection of Ernst & Young LLP is not required by our amended and restated bylaws or other applicable legal requirements. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the selection is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Ernst & Young LLP is expected to attend the Annual Meeting, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.
Required Vote
Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative “FOR” vote of a majority of the shares present live via the Internet or represented by proxy at the Annual Meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS IMMUNITYBIO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
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Audit Matters

Audit Committee Report
The Audit Committee is a committee of the Board comprised solely of independent directors as required by Nasdaq corporate governance rules and the rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the Board, which is available on our corporate website at ir.immunitybio.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
With respect to its financial reporting process, the company’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing its consolidated financial statements. The company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of its consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and to issue a report thereon. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare the company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with the company’s management;
•discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB; and
•received written disclosures and letters from Ernst & Young LLP, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP that firm’s independence.
Based on the Audit Committee’s review of the audited financial statements and various discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC. The Audit Committee has also appointed Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Audit Committee

Michael Blaszyk (Chair)
Cheryl L. Cohen
Linda Maxwell
Christobel Selecky
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Fees Paid to Independent Registered Public Accounting Firm
The following table presents the aggregate fees for services provided to us by Ernst & Young LLP, our independent registered public accounting firm, during the fiscal years ended December 31, 2023 and 2022:

	Fiscal Year Ended December 31,
	2023	2022

Audit fees (1)	$2,756,000	$2,724,500
Audit-related fees	—	—
Tax fees (2)	186,234	200,515
All other fees	—	—
Total	$2,942,234	$2,925,015
_______________
(1)Audit fees consist of fees incurred for professional services provided by Ernst & Young LLP for audit and quarterly reviews of our financial statements and related services that are normally provided in connection with statutory and regulatory filings or engagements including procedures relating to offering memorandums.
(2)Tax fees consist of various permissible tax compliance and tax advisory services fees provided by Ernst & Young LLP.
Pre-Approval Policies and Procedures
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered accounting firm. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and the company’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. All services provided to us by and audit fees paid to Ernst & Young LLP during the fiscal years ended December 31, 2023 and 2022 described above were pre-approved by the Audit Committee.
Auditor Independence
During the fiscal years ended December 31, 2023 and 2022, there were no other professional services provided by Ernst & Young LLP that would have required the Audit Committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Annual Report on Form 10-K
Our Annual Report on Form 10-K, which contains the audited financial statements of the company for the fiscal year ended December 31, 2023, accompanies this proxy statement, but is not part of the company’s soliciting materials.
Stockholders may obtain, without charge, a copy of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 19, 2024, including the consolidated financial statements and schedules thereto, without the accompanying exhibits, by: writing to Investor Relations at our principal executive offices, contacting Broadridge by telephone at 800-579-1639 or sending an email to Investors@immunitybio.com. The company’s Annual Report on Form 10-K is also available online on our website at ir.immunitybio.com under “SEC Filings” and the SEC website at sec.gov.
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Certain Relationships and Related-Party Transactions
The following is a summary of transactions since January 1, 2022 to which we have been, or plan to be, a party in which the annual amount involved exceeded, or is expected to exceed, $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement titled “Executive Compensation.” For information regarding Cambridge, including the basis of control and the percentage of voting securities owned, see “Security Ownership of Certain Beneficial Owners and Management.”

Cambridge Investment
On December 23, 2014, we entered into a subscription and investment agreement (Cambridge Subscription Agreement), a registration rights agreement (Cambridge Registration Rights Agreement), and a reclassification agreement (Reclassification Agreement) with Cambridge relating to the private placement of our Class A common stock. In the private placement, we issued to Cambridge an aggregate of 25,191,473 shares of Class A common stock at a price of $1.89 per share. We received aggregate gross proceeds of $47.5 million from Cambridge’s investment. Dr. Soon-Shiong, our Executive Chairman and Global Chief Scientific and Medical Officer, controls the entity that is the general partner of Cambridge, which beneficially owned approximately 38.65% of our common stock as of April 17, 2024.
Cambridge Subscription Agreement. Cambridge agreed in the Cambridge Subscription Agreement that, until the earlier of the consummation of our initial public offering (IPO) and December 23, 2015, neither it nor any of its affiliates shall acquire, including by way of the acquisition of control of another entity, beneficial ownership of any shares of our common stock which, when aggregated with all of the other shares of our common stock beneficially owned by Cambridge and its affiliates, would cause the total number of shares of our common stock beneficially owned by Cambridge and its affiliates to exceed 49.9% of our outstanding shares of common stock. The Cambridge Subscription Agreement was amended pursuant to a letter agreement dated January 20, 2015, to remove the limitation on Class A common stock beneficially owned by Cambridge in exchange for Cambridge agreeing to vote its shares in favor of certain matters approved by a majority of the Board.
Cambridge Registration Rights Agreement. Under the terms of the Cambridge Registration Rights Agreement, we provided Cambridge with a right to demand registration of the shares of common stock issued under the Cambridge Subscription Agreement. We also granted to Cambridge “piggyback” registration rights exercisable at any time that allow them to include the shares of our common stock that they own in any public offering of equity securities initiated by us for our own account or the account of others (other than those public offerings pursuant to registration statements on forms that do not permit registration for resale by them). These “piggyback” registration rights are not available with respect to any shares of our common stock held by Cambridge which are eligible for resale pursuant certain exemptions from registration under the Securities Act of 1933, as amended (the Securities Act) or that are the subject of a then-effective registration statement.
Cambridge Reclassification Agreement. Pursuant to the Reclassification Agreement, we agreed together with Cambridge, Bio IP Ventures, LLC, and Bonderman Family Limited Partnership subject to the effectiveness of certain transactions, to take all necessary actions and to vote such shares necessary to convert all of our issued and outstanding shares of Series B preferred stock into Class A common stock, all of our issued and outstanding Series C preferred stock into Class B common stock, and to reclassify all of our Series B preferred stock, Series C preferred stock and Class B common stock into our Class A common stock by filing an amendment to our certificate of incorporation.
Cambridge Nominating Agreement. On June 18, 2015, we entered into the Cambridge Nominating Agreement, pursuant to which Cambridge has the right to designate one individual to be nominated and recommended for election by the Board for as long as Cambridge and/or its affiliates directly own more than 20% of the issued and outstanding shares of our common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions. Dr. Soon-Shiong, who controls the entity that is the general partner of Cambridge and has the sole power to vote or direct to vote and the sole power to dispose or direct the disposition, was selected by Cambridge to hold this Board seat. The Cambridge director nominee shall be nominated and recommended for election by the Board or other duly authorized committee, subject to any applicable limitations imposed by the DGCL, the Board’s fiduciary duties to our stockholders and any other applicable law. Cambridge’s right to have a designee nominated or appointed to serve on the Board shall automatically terminate whenever Cambridge owns less than 20% of our issued and outstanding shares of common stock.
ImmunityBio, Inc.    | 48 |    2024 Proxy Statement

Related-Party Debt
All references to consolidated financial statements in this section relate to the audited consolidated financial statements of ImmunityBio, Inc. and subsidiaries that appear in Part II, Item 8. “Financial Statements and Supplementary Data” of our Annual Report for the fiscal year ended December 31, 2023 filed with the SEC on March 19, 2024.
Our related-party debt is summarized below (in thousands):

	Balances as of December 31, 2023
	Maturity Year	Interest Rate	Principal Amount	Less: Unamortized Discounts	Total

Related-Party Nonconvertible Note:
$505 million December 2023 Promissory Note – Tranche 1 (1), (2), (3)	2025	Term SOFR +8.0%	$125,000	$20,414	$104,586

Related-Party Convertible Notes:
$300 million December 2021 Promissory Note (1), (2), (3)			$300,000	$26,091	$273,909
$50 million December 2022 Promissory Note (1), (2), (3)			50,000	4,349	45,651
$30 million June 2023 Promissory Note (2), (3)			30,000	2,609	27,391
$505 million December 2023 Promissory Note Tranche 2	2025	Term SOFR +7.5%	380,000	33,049	346,951
$30 million March 2023 Promissory Note (2), (3)	2025	Term SOFR +8.0%	30,000	—	30,000
$200 million September 2023 Promissory Note (2), (3)	2026	Term SOFR +8.0%	200,000	—	200,000
Total related-party convertible notes			$610,000	$33,049	$576,951

	Balances as of December 31, 2022
	Maturity Year	Interest Rate	Principal Amount	Accrued PIK Interest Added to Note	Less: Unamortized Discounts	Total

Related-Party Nonconvertible Notes:
$300 million December 2021 Promissory Note (1), (2), (3)	2023	Term SOFR +8.0%	$300,000	$—	$35,822	$264,178
$125 million August 2022 Promissory Note (1), (2), (3)	2023	Term SOFR +8.0%	125,000	—	7,039	117,961
$50 million December 2022 Promissory Note (1), (2), (3)	2023	Term SOFR +8.0%	50,000	—	238	49,762
Total related-party nonconvertible notes			$475,000	$—	$43,099	$431,901

Related-Party Convertible Notes:
Nant Capital 2015 Note Payable (1), (2)	2025	5.0%	$55,226	$9,320	$5,188	$59,358
Nant Capital 2020 Note Payable (1), (2)	2025	6.0%	50,000	7,039	4,068	52,971
Nant Capital 2021 Note Payable (1), (2)	2025	6.0%	40,000	—	2,580	37,420
NantMobile Note Payable (1), (2)	2025	3.0%	55,000	5,110	5,978	54,132
NCSC Note Payable (1), (2)	2025	5.0%	33,000	7,684	3,294	37,390
Total related-party convertible notes			$233,226	$29,153	$21,108	$241,271
ImmunityBio, Inc.    | 49 |    2024 Proxy Statement

$300.0 million December 2021 Promissory Note
On December 17, 2021, the company executed a $300.0 million promissory note with Nant Capital, an affiliated entity under common control of our Executive Chairman, Global Chief Scientific and Medical Officer, and principal stockholder. The note bore an interest rate of Term SOFR plus 5.4% per annum, payable on a quarterly basis. The outstanding principal amount and any accrued and unpaid interest on advances were due on December 17, 2022. In the event of a default on the loan (as defined in both the original and amended and restated promissory notes), including if the company does not repay the loan at maturity, the company had the right, at its sole option, to convert the outstanding principal amount and accrued and unpaid interest due under this note into shares of the company’s common stock at a price of $5.67 per share.
On August 31, 2022, the company and Nant Capital entered into an amended and restated promissory note, pursuant to which the maturity date of the promissory note was extended to December 31, 2023 and the interest rate was amended to Term SOFR plus 8.0% per annum.
On September 11, 2023, the company and Nant Capital entered into a letter amendment pursuant to which the maturity date of the promissory note was further extended to December 31, 2024.
On December 29, 2023 in connection with the RIPA, the company and Nant Capital entered into an amended and restated promissory note pursuant to which this existing promissory note was amended to be included in the Tranche 2 principal amount of the amended $505.0 million December 2023 promissory note, with a maturity date of December 31, 2025, and an interest rate of Term SOFR plus 7.5% per annum. Based on the terms of the amended and restated promissory note, the noteholder, at its sole discretion, may convert all of the Tranche 2 $380.0 million principal amount into shares of common stock at a conversion price of $8.2690 per share.
$125.0 million August 2022 Promissory Note
On August 31, 2022, the company executed a $125.0 million promissory note with Nant Capital. The note bears an interest rate of Term SOFR plus 8.0% per annum, payable on a quarterly basis. The company may prepay the outstanding promissory note, at any time, in whole or in part, without penalty.
On September 11, 2023, the company and Nant Capital entered into a letter amendment pursuant to which the maturity date of the promissory note was extended to December 31, 2024.
On December 29, 2023 in connection with the RIPA, the company and Nant Capital entered into an amended and restated promissory note letter agreement pursuant to which the existing promissory note was amended to be included in the Tranche 1 principal amount of the amended $505.0 million December 2023 promissory note, with a maturity date of December 31, 2025 and an interest rate of Term SOFR plus 8.0% per annum.
$50.0 million December 2022 Promissory Note
On December 12, 2022, the company executed a $50.0 million promissory note with Nant Capital. The note bore an interest rate of Term SOFR plus 8.0% per annum, payable on a quarterly basis. The company may prepay the outstanding promissory note, at any time, in whole or in part, without penalty. In the event of a specified transaction (as defined in the note), the noteholder can request the outstanding principal and interest due on the loan to be repaid in full upon consummation of such specified transaction.
On September 11, 2023, the company and Nant Capital entered into a letter amendment pursuant to which the maturity date of the promissory note was further extended to December 31, 2024.
On December 29, 2023 in connection with the RIPA, the company and Nant Capital entered into an amended and restated promissory note pursuant to which the existing promissory note was amended to be included in the Tranche 2 principal amount of the amended $505.0 million December 2023 promissory note, with a maturity date of December 31, 2025, and an interest rate of Term SOFR plus 7.5% per annum. Pursuant to the terms of the amended and restated promissory note, the investor, in its sole discretion may convert all of the outstanding Tranche 2 principal amount into shares of common stock at a conversion price of $8.2690 per share. The noteholder can request up to $50.0 million of the Tranche 2 principal amount and accrued interest to be repaid upon consummation of such specified transaction.
ImmunityBio, Inc.    | 50 |    2024 Proxy Statement

$30.0 million March 2023 Promissory Note
On March 31, 2023, the company executed a $30.0 million promissory note with Nant Capital. This note bears interest at Term SOFR plus 8.0% per annum, payable on a quarterly basis. The outstanding principal amount and any accrued and unpaid interest was originally due on December 31, 2023. The company may prepay the outstanding promissory note, at any time, in whole or in part, without penalty. Upon receipt of a written notice of prepayment from the company, the noteholder may choose to convert the outstanding principal amount to be prepaid and the accrued and unpaid interest thereon into shares of the company’s common stock at a price of $2.28 per share. Additionally, the noteholder may at its option convert the entire outstanding principal amount of the promissory note and accrued interest into shares of the company’s common stock at a conversion price of $2.28 per share, at the option of the noteholder.
The company received net proceeds of approximately $29.9 million from this financing, net of a $0.1 million origination fee paid to the noteholder.
On September 11, 2023, the company and Nant Capital entered into a letter agreement pursuant to which the maturity date of the $30.0 million promissory note described above was extended from December 31, 2023 to December 31, 2024.
On December 29, 2023 in connection with the RIPA, the company and Nant Capital entered into a letter agreement pursuant to which the maturity date of this promissory note was extended to December 31, 2025.
$30.0 million June 2023 Promissory Note
On June 13, 2023, the company executed a $30.0 million promissory note with Nant Capital, pursuant to which, the company could request up to three (3) advances of $10.0 million each. The principal amount of each advance bore interest rate at Term SOFR plus 8.0% per annum, payable on a quarterly basis. The outstanding principal amount and any accrued and unpaid interest on advances was originally due on December 31, 2023. We may prepay the outstanding principal amount, together with any accrued interest, on any then-outstanding advances, at any time, in whole or in part, without premium or penalty, and without the prior consent of the noteholder upon five (5) days written notice to the noteholder.
We received net proceeds of approximately $29.9 million from this promissory note, net of a $0.1 million origination fee paid to Nant Capital.
On September 11, 2023, the company and Nant Capital entered into a letter amendment pursuant to which the maturity date of the promissory note was further extended to December 31, 2024.
On December 29, 2023 in connection with the RIPA, the company and Nant Capital entered into an amended and restated promissory note pursuant to which the existing promissory note was amended to be included in the Tranche 2 principal amount of the amended $505.0 million December 2023 promissory note, with a maturity date of December 31, 2025, and an interest rate of Term SOFR plus 7.5% per annum. Pursuant to the terms of the amended and restated promissory note the investor, in its sole discretion, may convert all of the Tranche 2 $380.0 million principal amount into shares of common stock at a conversion price of $8.2690 per share.
$200.0 million September 2023 Promissory Note
On September 11, 2023, the company executed a $200.0 million convertible promissory note with Nant Capital. The note bears interest at Term SOFR plus 8.0% per annum, payable on a monthly basis. The outstanding principal amount and any accrued and unpaid interest are due on September 11, 2026. We may prepay the outstanding principal amount, together with any accrued interest, at any time, in whole or in part, without premium or penalty upon five (5) days written notice to the noteholder. The noteholder has the sole option to convert all (but not less than all) of the outstanding principal amount and accrued but unpaid interest into shares of the company’s common stock at a conversion price of $1.9350 per share. The company received net proceeds of approximately $199.0 million from this financing, net of a $1.0 million origination fee paid to the noteholder.
ImmunityBio, Inc.    | 51 |    2024 Proxy Statement

Footnotes to Related-Party Debt Tables
Debt Modification and Debt Extinguishments
(1)August 2022 Debt Extinguishment
On August 31, 2022, the company amended and restated the above fixed-rate notes payables held by Nant Capital, NantWorks, NantMobile and NCSC, which are entities affiliated with Dr. Soon-Shiong. Prior to the amendments and restatements, these notes bore and thereafter continued to bear interest at a per annum rate ranging from 3.0% to 6.0%, provided that the outstanding principal was and thereafter continued to be due and payable on September 30, 2025, and accrued and unpaid interest was or continued to be payable either upon maturity or, with respect to one of the notes, on a quarterly basis. Prior to the amendments and restatements, the company could and thereafter continued to be able to prepay the outstanding principal (together with accrued and unpaid interest), either in whole or in part, at any time without premium or penalty and without the prior consent of the noteholder, subject to an advance notice period of at least five business days during which the noteholder could convert the amount requested to be prepaid by the company into shares of the company’s common stock, as part of the amendment and restatement.
The terms of these fixed-rate promissory notes were amended and restated to include a conversion feature that gave each noteholder, at its sole option, at any time (other than when the noteholder is in receipt of a written notice of prepayment from the borrower), the right to convert the entire outstanding principal amount and accrued and unpaid interest due under each note at the time of conversion into shares of the company’s common stock at a price of $5.67 per share.
Since all of the above promissory notes were entered into or amended at the same time and with entities under common control, the company determined that the promissory notes were required to be evaluated collectively to accurately capture the economics of the transactions entered in contemplation of each other and contemporaneously. ASC 470-50 provides that a modification or an exchange that adds or eliminates a substantive conversion option as of the conversion date would always be considered substantial and require extinguishment accounting. Accordingly, as a result of the addition of the conversion feature to the fixed-rate promissory notes, the fixed-rate promissory notes and the variable-rate promissory notes were determined to be extinguished given the contemporaneous nature of the amendments. The company performed a valuation of the fixed-rate promissory notes and variable-rate promissory notes before and after amendments. Under this model, the company calculated a gain on extinguishment of $82.9 million, representing the difference between the fair value of the new and amended promissory notes and the carrying value of the extinguished debt, net of any unamortized related-party notes discounts plus the cash proceeds from the new promissory note. Since the debt was obtained from entities under common control, such gain was recorded in additional paid-in capital, on the consolidated statement of stockholders’ deficit during the fiscal year ended December 31, 2022. Also, the difference between the face values of the new and amended promissory notes (and accrued interest on the date of the amendment) and the fair values of the new and restated promissory notes was recorded as a debt discount to be amortized to interest expense over the remaining term (or until conversion in the case of fixed-rate promissory notes) of the respective promissory notes. During the fiscal year ended December 31, 2022, we recorded amortization of related-party notes discounts totaling $16.3 million in interest expense, on the consolidated statement of operations.
The fair values of the promissory notes without a holder conversion option were estimated using discounted cash flow analyses, based on market rates available to the company for similar debt at issuance after consideration of default and credit risk and the level of subordination. The fair values of the fixed-rate promissory notes, which were each modified to include a holder conversion option, were determined based on a binomial lattice convertible note model. The analysis involved the construction of various intermediate lattices: stock price tree, conversion value tree, conversion probability tree, and discount rate tree. Since certain of the factors analyzed are considered to be unobservable inputs, both the discounted cash flow model and the lattice model are considered to be Level 3 valuations. Significant unobservable inputs used for the discounted cash flow analysis included market yields from 18.0% to 24.8% and a risk-free rate of 4.1%, and the significant unobservable inputs used for the binomial lattice model included a volatility of 84.9%, a market yield of 17.4% and a risk-free rate of 3.5%.
On December 12, 2022, the company received written notice from NantWorks, the holder of an existing convertible promissory note of NantCell, a wholly-owned subsidiary of the company, of its election to convert the NantCell promissory note into shares of the company’s common stock. As of such date, the holder of the NantCell note converted the entire $56.6 million of outstanding principal and accrued and unpaid interest due under the note into 9,986,920 shares of the company’s common stock at a price of $5.67 per share in accordance with the terms of the promissory note.
ImmunityBio, Inc.    | 52 |    2024 Proxy Statement

(2)September 11, 2023 Debt Modification
On September 11, 2023, the company entered into a stock purchase agreement with Nant Capital, NantMobile and NCSC pursuant to which the holders exchanged promissory notes totaling approximately $270.0 million in aggregate principal amount and accrued and unpaid interest for an aggregate of 209,291,936 shares of common stock at an exchange price of $1.29 per share. As a result of the exchange, the company was forever released and discharged from all its obligations and liabilities under the notes.
On September 11, 2023, the company and Nant Capital entered into a series of letter agreements pursuant to which the maturity date of the related-party nonconvertible notes described above totaling $505.0 million in principal and the maturity date of the $30.0 million March 2023 promissory note were extended from December 31, 2023 to December 31, 2024. No other material terms or conditions of these promissory notes were modified. In addition, the company entered into the $200.0 million September 2023 promissory note with Nant Capital.
Since all of the above promissory notes were entered into or amended at the same time on September 11, 2023 and with entities under common control, the company determined that the promissory notes were required to be evaluated collectively to accurately capture the economics of the transactions entered in contemplation of each other and contemporaneously. Pursuant to ASC 470-50, as the terms of the amendment were not substantially different than the terms of the promissory notes prior to the amendment, the amendment was accounted for as a debt modification. The unamortized debt discounts from the promissory notes are being amortized as an adjustment to interest expense over the remaining term of modified promissory notes that are not recorded at fair value using the effective interest rate method. Also, a $29.6 million increase in fair value of the embedded conversion feature from the debt modification was accounted for as a debt discount to the $200.0 million convertible note that is not recorded at fair value, and a $1.6 million increase in fair value of the embedded conversion feature related to the promissory note recorded at fair value was accounted for as interest expense during the fiscal year ended December 31, 2023. Such increase in fair values of the embedded conversion features totaling $31.2 million has been recorded with a corresponding increase in additional paid-in capital, on the consolidated statement of stockholders’ deficit.
(3)December 29, 2023 Debt Extinguishment
On December 29, 2023 in connection with the RIPA, the company and Nant Capital entered into an amended and restated promissory note and a letter amendment for the following outstanding promissory notes. Pursuant to the terms of the amended and restated promissory note, the amended $505.0 million December 2023 promissory note is comprised of a Tranche 1 with principal amount of $125.0 million which was previously the $125.0 million August 2022 promissory note before amendment, and a Tranche 2 with principal amount of $380.0 million, which is made up of the previous $300.0 million December 2021 promissory note, $50.0 million December 2022 promissory note and $30.0 million June 2023 promissory note. In addition, the amendment allows Nant Capital, in its sole discretion, to convert all the Tranche 2 principal amount of $380.0 million of the amended promissory note into shares of common stock. The conversion price was subsequently determined at $8.2690 per share based on the agreement. The maturity date of the amended promissory note is December 31, 2025. Pursuant to the terms of the letter amendment, the maturity date of the $30.0 million March 2023 promissory note was extended from December 31, 2024 to December 31, 2025. Also, in connection with the RIPA transaction, all outstanding related-party promissory notes became subordinated to the RIPA payment obligations.
ImmunityBio, Inc.    | 53 |    2024 Proxy Statement

The following table summarizes the Nant Capital promissory notes before the amendments on December 29, 2023 (principal amount in thousands):

	Principal Amount	Maturity Date	Conversion Price	Interest Rate

Related-Party Nonconvertible Note:
$125 million August 2022 Promissory Note	$125,000	12/31/2024		Term SOFR +8.0%

Related-Party Convertible Notes:
$300 million December 2021 Promissory Note	$300,000	12/31/2024		Term SOFR +8.0%
$50 million December 2022 Promissory Note	50,000	12/31/2024		Term SOFR +8.0%
$30 million June 2023 Promissory Note	30,000	12/31/2024		Term SOFR +8.0%
$30 million March 2023 Promissory Note	30,000	12/31/2024	$2.2800	Term SOFR +8.0%
$200 million September 2023 Promissory Note	200,000	9/11/2026	$1.9350	Term SOFR +8.0%
Total related-party promissory notes before amendments	$735,000
The following table summarizes the Nant Capital promissory notes after the amendments on December 29, 2023 (principal amount in thousands):

	Principal Amount	Maturity Date	Conversion Price	Interest Rate

Related-Party Nonconvertible Note:
$505 million December 2023 Promissory Note – Tranche 1	$125,000	12/31/2025		Term SOFR +8.0%

Related-Party Convertible Notes:
$300 million December 2021 Promissory Note	$300,000
$50 million December 2022 Promissory Note	50,000
$30 million June 2023 Promissory Note	30,000
$505 million December 2023 Promissory Note – Tranche 2	380,000	12/31/2025	$8.2690	Term SOFR +7.5%
Total $505 million December 2023 Promissory Note	505,000
$30 million March 2023 Promissory Note	30,000	12/31/2025	$2.2800	Term SOFR +8.0%
$200 million September 2023 Promissory Note	200,000	9/11/2026	$1.9350	Term SOFR +8.0%
Total related-party promissory notes after amendments	$735,000
ImmunityBio, Inc.    | 54 |    2024 Proxy Statement

Since all of the above outstanding promissory notes were amended at the same time, with entities under common control, the company determined that the promissory notes were required to be evaluated collectively to accurately capture the economics of the transactions entered in contemplation of each other and contemporaneously. Also, in accordance with ASC 470-50 the company used the debt terms that existed before the September 11, 2023 modification to determine whether the current modification is substantially different, as the September 11, 2023 modification was within a year of the current transaction, and the promissory notes, at that time, had been modified without being deemed to be substantially different. As the modifications (September 11, 2023 and December 29, 2023 on a cumulative basis) added a substantive conversion feature to the promissory notes, these promissory notes were determined to be extinguished given the contemporaneous nature of the amendments. The company performed a valuation of all the promissory notes before and after amendments. Under this model, the company calculated a loss on extinguishment of $318.8 million, representing the difference between the fair value of the amended promissory notes and the carrying value of the extinguished debt, net of any unamortized related-party notes discounts. Since the debt was obtained from entities under common control, such loss was recorded in additional paid-in capital. In addition, a debt premium totaling $354.9 million, calculated as the difference between the fair values of certain promissory notes after modifications and their respective face values, was also recorded in additional paid-in capital. Collectively, net gain on debt extinguishment of $36.1 million was recorded in additional paid-in capital, on the consolidated statement of stockholders’ deficit for the fiscal year ended December 31, 2023. Also, the difference between face values of certain new and amended promissory notes and their respective fair values of $53.1 million was recorded as a debt discount to be amortized as interest expense over the remaining term. During the fiscal year ended December 31, 2023, we recorded amortization of related-party notes discounts totaling $0.5 million in interest expense, on the consolidated statement of operations related to the new and amended promissory notes.
In regard to the Tranche 2 principal amount of the $505.0 million December 2023 promissory note, the company identified an embedded derivative related to a contingent exercisable prepayment feature of the promissory note, which allows the noteholder to request up to a $50.0 million prepayment of the promissory note and accrued interest upon the occurrence of a specified transaction. After the debt extinguishment, the company concluded that this promissory note was issued at a substantial discount, so the embedded derivative that is contingent exercisable was required to be bifurcated and accounted separately from the debt host instrument. The fair value of the embedded derivative was estimated at $0.8 million as of December 31, 2023, using a with and without method, which assesses the likelihood and timing of the specified transaction to be triggered and result in a repayment. Significant unobservable inputs used for the valuation included a volatility of 118.0%, a market yield of 23.2% and a risk-free rate of 4.8%.
The fair value of Tranche 1 principal amount of the amended $505.0 million December 2023 promissory note, which had no noteholder conversion option, was estimated using discounted cash flow analyses, based on market rates available to the company for similar debt at issuance after consideration of default and credit risk and the level of subordination. The fair value of Tranche 2 of the amended promissory note, which was modified to include a noteholder conversion option, was determined based on a binomial lattice convertible note model. The analysis involved the construction of various intermediate lattices: stock price tree, conversion value tree, conversion probability tree, and discount rate tree. Since certain of the factors analyzed were considered to be unobservable inputs, both the discounted cash flow model and the lattice model are considered to be Level 3 valuations. Significant unobservable inputs used for the discounted cash flow analysis included a market yield of 23.2% and the significant unobservable inputs used for the binomial lattice model included a volatility of 118.0%, a market yield of 23.2% and a risk-free rate of 4.4%. The effective unamortized debt discount rate of the amended Tranche 1 and Tranche 2 principal amount of the $505.0 million December 2023 promissory note is 23.65% and 18.04%, respectively.
The fair value of the $200.0 million September 2023 promissory note was determined using the binomial lattice model. Significant unobservable inputs used for the valuation included a volatility of 119.3%, a market yield of 23.3% and a risk-free rate of 5.2%.
ImmunityBio, Inc.    | 55 |    2024 Proxy Statement

Prior to December 29, 2023, the $30.0 million March 2023 promissory note was accounted for under the ASC 825-10-15-4 FVO election. Under the FVO election, the note was initially measured at its issue-date estimated fair value and subsequently remeasured at estimated fair value on a recurring basis at each reporting period date. The estimated fair value of the convertible note was computed using the binomial lattice model with the following observable assumptions before it was modified on December 29, 2023. After the debt extinguishment, the note is accounted for under the amortized cost basis.

Expected market yield	23.5%
Expected volatility	138.0%
Risk-free rate	5.2%
The change in the carrying value of this note was as follows (in thousands):

Fair value at issuance date, March 31, 2023	$29,850
Change in fair value	36,203
Gain on debt extinguishment with entities under common control	(36,053)
Carrying value, December 29, 2023	$30,000
The following table summarizes the interest expense for our related-party promissory notes during the fiscal year ended December 31, 2023 (in thousands):

	Fiscal Year Ended December 31, 2023
	Interest Expense	Debt Discount Amortization

$300 million December 2021 Promissory Note (1)	$39,653	$27,967
$125 million August 2022 Promissory Note (1)	16,521	5,962
$50 million December 2022 Promissory Note (1)	6,609	478
$30 million March 2023 Promissory Note (1)	4,590	—
$30 million June 2023 Promissory Note	2,096	258
$200 million September 2023 Promissory Note	8,185	2,586
Related-Party Fixed-Rate Promissory Notes	8,799	5,145
Total	$86,453	$42,396
_______________

(1)
Balances include the amortization of debt discount totaling $0.5 million recorded during the period from December 29, 2023 to December 31, 2023. The interest expense recorded during this period was $0.4 million.

The following table summarizes the estimated future contractual obligations for our related-party debt as of December 31, 2023 (in thousands):

	Principal Payments		Interest Payments (1)
	Convertible Notes	Nonconvertible Notes	Convertible Notes	Nonconvertible Notes	Total

2024	$—	$—	$79,778	$16,708	$96,486
2025	410,000	125,000	79,556	16,663	631,219
2026	200,000	—	18,590	—	218,590
Total	$610,000	$125,000	$177,924	$33,371	$946,295
_______________

(1)
Interest payments on our promissory notes are calculated based on Term SOFR plus the contractual spread per the loan agreements. The weighted-average interest rate on our promissory notes as of December 31, 2023 was 13.09%.

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Other Related-Party Agreements and Arrangements
All references to consolidated financial statements in this section relate to the audited consolidated financial statements of ImmunityBio, Inc. and subsidiaries that appear in Part II, Item 8. “Financial Statements and Supplementary Data” of our Annual Report for the fiscal year ended December 31, 2023 filed with the SEC on March 19, 2024.
We conduct business with several affiliates under written agreements and informal arrangements. Below is a summary of outstanding balances and a description of significant relationships (in thousands):

	As of December 31,
	2023	2022

Due from related party–NantBio	$1,294	$1,294
Due from related party–NantWorks	541	—
Due from related party–Brink Biologics, Inc.	62	271
Due from related parties–Various	122	325
Total due from related parties	$2,019	$1,890

Due to related party–NantBio	$943	$943
Due to related party–Duley Road, LLC	136	1,431
Due to related party–Immuno-Oncology Clinic, Inc.	57	109
Due to related party–NantWorks	—	986
Total due to related parties	$1,136	$3,469
Our Executive Chairman, Global Chief Scientific and Medical Officer, and principal stockholder founded and has a controlling interest in NantWorks, which is a collection of companies in the healthcare and technology space. As described below, we have entered into arrangements with NantWorks and certain affiliates of NantWorks. Affiliates of NantWorks are also affiliates of the company due to the common control by and/or common ownership interest of our Executive Chairman, Global Chief Scientific and Medical Officer, and principal stockholder.
NantWorks
Shared Services Agreement
Under the amended and restated shared services agreement dated as of June 2016, but effective as of August 2015, NantWorks, a related party, provides corporate, general and administrative, certain research and development, and other support services. We are charged for these services at cost plus reasonable allocations of employee benefits, facilities and other direct or fairly allocated indirect costs that relate to the employees providing the services. During the fiscal years ended December 31, 2023 and 2022, we recorded $3.3 million and $3.8 million, respectively, in selling, general and administrative expense, and $2.2 million and $0.9 million, respectively, of expense reimbursements under this arrangement in research and development expense, on the consolidated statements of operations. These amounts exclude certain general and administrative expenses provided by third-party vendors directly for our benefit, which were reimbursed to NantWorks based on those vendors’ invoiced amounts without markup by NantWorks.
As of December 31, 2023 and 2022, we had a receivable of $0.5 million and a payable of $1.0 million, respectively, for all agreements with NantWorks, which are included in due from/due to related parties, on the consolidated balance sheets. We also recorded $1.0 million and $2.0 million of prepaid expenses for services that have been passed through to the company from NantWorks as of December 31, 2023 and 2022, respectively, which are included in prepaid expenses and other current assets, on the consolidated balance sheets.
Facility License Agreement
In 2015, we entered into a facility license agreement with NantWorks for approximately 9,500 rentable square feet of office space in Culver City, California, which was converted to a research and development laboratory and a current Good Manufacturing Practice (cGMP) manufacturing facility. In 2020, we amended this agreement to extend the term of this license agreement through December 31, 2021. Commencing January 1, 2022, the license fee increased by 3% to approximately $56,120 per month.
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On May 6, 2022, we amended our facility license agreement with NantWorks to expand the licensed premises by 36,830 rentable square feet to an aggregate total of 46,330 rentable square feet. Effective May 1, 2022, the license fee was approximately $273,700 per month and was subject to a 3% increase commencing on January 1 of each year. The space continues to be rented on a month-to-month basis, which can be terminated by either party with at least 30 days’ prior written notice to the other party. During the fiscal years ended December 31, 2023 and 2022, we recorded license fee expense for this facility totaling $3.4 million and $2.4 million, respectively, in research and development expense, on the consolidated statements of operations.
Immuno-Oncology Clinic, Inc.
We have entered into multiple agreements with Immuno-Oncology Clinic, Inc. (the Clinic) to conduct clinical trials related to certain of our product candidates. The Clinic is a related party as it is owned by an officer of the company and NantWorks manages the administrative operations of the Clinic.
In 2021, we completed a review of alternative structures that could support our more complex clinical trial requirements and made a decision to explore a potential transition of clinical trials at the Clinic to a new structure (including contracting with a new, non-affiliated professional corporation) to be determined and agreed upon by all parties. Based on this decision to explore a potential transition, we determined that it was more likely than not that a previously recorded prepaid asset would not result in the collection of fees for services performed by the Clinic as contemplated in the original agreements. As a result, during the fiscal year ended December 31, 2021, we wrote down the remaining value of our prepaid asset and recorded approximately $4.4 million in research and development expense, on the consolidated statement of operations. While we have not yet finalized the potential transition, we continue discussions with potential partners around such alternative structures.
During the fiscal years ended December 31, 2023 and 2022, we recorded $2.2 million and $2.4 million, respectively, in research and development expense, on the consolidated statements of operations related to clinical trial and transition services provided by the Clinic. As of December 31, 2023 and 2022, we owed the Clinic $0.1 million, which are included in due to related parties, on the consolidated balance sheets.
Brink Biologics, Inc.
In 2015, we entered into an agreement with Brink Biologics, Inc. (Brink) whereby we granted Brink worldwide exclusive licenses for the use of certain cell lines and intellectual property in non-clinical laboratory testing. Brink is a related party as our Executive Chairman, Global Chief Scientific and Medical Officer, and principal stockholder, and our Chief Corporate Affairs Officer and member of our Board of Directors, collectively own more than 50% of Brink’s outstanding shares. During the fiscal years ended December 31, 2023 and 2022, we recognized revenue of an immaterial amount, respectively, related to this license.
NantBio, Inc.
In August 2018, we entered into a supply agreement with NCSC, a 100% owned subsidiary of NantBio. Under this agreement, we agreed to supply VivaBioCell, S.p.A.’s proprietary GMP-in-a-Box bioreactors and related consumables, made according to specifications mutually agreed to with both companies. The agreement had an initial term of five years and renews automatically for successive one-year terms unless terminated by either party in the event of material default upon prior written notice of such default and the failure of the defaulting party to remedy the default within 30 days of the delivery of such notice, or upon 90 days’ prior written notice by NCSC.
During the fiscal years ended December 31, 2023 and 2022, we recognized no revenue, respectively. As of December 31, 2023 and 2022, we recorded $0.1 million of deferred revenue for bioreactors that were delivered but not installed in accrued expenses and other liabilities, on the consolidated balance sheets. As of December 31, 2023 and 2022, we recorded $0.9 million, respectively, in due to related parties, on the consolidated balance sheets related to this agreement.
In 2018, we entered into a shared service agreement pursuant to which we are charged for services at cost, without mark-up or profit by NantBio, but including reasonable allocations of employee benefits related to the employees providing the services. In April 2019, we agreed with NantBio to transfer certain NantBio employees and associated research and development projects to the company. After the transfer, we settled certain employee bonuses and benefits that were accrued by NantBio for 2018. As of December 31, 2023 and 2022, we recorded a receivable from NantBio of $1.3 million in due from related parties on the consolidated balance sheets for amounts we paid on behalf of NantBio during the fiscal year ended December 31, 2019.
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605 Doug St, LLC
In 2016, we entered into a lease agreement with 605 Doug St, LLC, an entity owned by our Executive Chairman and Global Chief Scientific and Medical Officer, for approximately 24,250 rentable square feet in El Segundo, California, which has been converted to a research and development laboratory and a cGMP manufacturing facility. The lease term was from July 2016 through July 2023. In June 2023, we exercised the option to extend the lease for one additional three-year term through July 2026. The base rent is approximately $72,385 per month, with annual increases of 3% that began in July 2017. During the fiscal years ended December 31, 2023 and 2022, we recorded lease expense for this facility of $0.9 million, respectively, in research and development expense, on the consolidated statements of operations.
Duley Road, LLC
In 2017, we entered into a lease agreement with Duley Road, a related party that is indirectly controlled by our Executive Chairman and Global Chief Scientific and Medical Officer, for approximately 11,980 rentable square feet of office and cGMP manufacturing facility space in El Segundo, California. The lease term is from February 2017 through October 2024. We have the option to extend the initial term for two consecutive five-year periods through October 2034. The base rent is approximately $40,700 per month, with annual increases of 3% that began in November 2018. Effective October 3, 2023, we exercised the first option to extend the lease for one additional five-year term through October 31, 2029.
Effective in 2019, we entered into two lease agreements with Duley Road for a second building located in El Segundo, California. The first lease is for the first floor of the building with approximately 5,650 rentable square feet. The lease has a seven-year term that commenced in September 2019. The second lease is for the second floor of the building with approximately 6,488 rentable square feet. The lease has a seven-year term that commenced in July 2019. Both floors of the building are used for research and development and office space. We have options to extend the initial terms of both leases for two consecutive five-year periods through 2036. The base rent for the two leases is approximately $35,800 per month, with annual increases of 3% per year.
During the fiscal years ended December 31, 2023 and 2022, we recorded rent expense for these leases totaling $0.9 million and $0.8 million, respectively, in research and development expense, on the consolidated statements of operations. As of December 31, 2023 and 2022, we recorded $0.1 million and $1.4 million of lease-related payables to Duley Road, respectively, in due to related parties, on the consolidated balance sheets.
605 Nash, LLC
In February 2021, but effective on January 1, 2021, we entered into a lease agreement with 605 Nash, a related party, whereby we leased approximately 6,883 rentable square feet (the Initial Premises) in a two story mixed use building containing approximately 64,643 rentable square feet at 605-607 Nash Street in El Segundo, California. This facility is used primarily for pharmaceutical development and manufacturing purposes. The lease term commenced in January 2021 and expires in December 2027, and includes an option to extend the lease for one three-year term through December 2030. The base rent is approximately $20,300 per month with an annual increase of 3% on January 1 of each year during the initial term, and if applicable, during the option term. In addition, under the agreement, we are required to pay our share of estimated property taxes and operating expenses.
In May 2021, but effective on April 1, 2021, we entered into an amendment to our Initial Premises lease with 605 Nash. The amendment expanded the leased square feet by approximately 57,760 rentable square feet (the Expansion Premises). The lease term of the Expansion Premises commenced in April 2021 and expires in March 2028, whereby the company has one option to extend the initial term for three years. Per the terms of the amendment, the term of the Initial Premises lease was extended for an additional three months and now expires on March 31, 2028. Base rent for the Expansion Premises is approximately $170,400 per month with annual increases of 3% on April 1 of each year. We are responsible for the build out of the facility space and associated costs.
We have included the options to extend the lease term of both the Initial and Expansion Premises for three years as part of the initial term of the leases as it is reasonably certain that we will exercise the options, which implies expiration of both leases in December 2030. During the fiscal years ended December 31, 2023 and 2022, we recorded rent expense for the Initial and Expansion Premises leases totaling $2.2 million, respectively, in research and development expense, on the consolidated statements of operations. The terms of initial and amended leases provided for tenant improvement allowances totaling $2.9 million for costs and expenses related to improvements made by us to the Initial and Expansion Premises, which were received from the landlord during the fiscal year ended December 31, 2023.
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557 Doug St, LLC
On September 27, 2021, we entered into a Membership Interest Purchase Agreement with Nant Capital (the Purchase Agreement). Nant Capital is a related party controlled by Dr. Soon-Shiong. The Purchase Agreement transferred all outstanding membership interests in 557 Doug St, LLC from the company to Nant Capital. The only asset owned by 557 Doug St, LLC is the improved property located at 557 South Douglas Street, El Segundo, California with a building area of approximately 36,434 rentable square feet (the Douglas Property).
The purchase price under the purchase agreement was $22.0 million, and after the offset prorated property taxes of $0.1 million, the net proceeds from the sale were $21.9 million. An independent appraisal of the Douglas Property assigned the Douglas Property a value of $22.0 million. The net carrying value of the property was $20.5 million as of the closing date. We accounted for the transfer as a sale of an asset to an entity under common control, recorded the transfer at book value and recognized the excess of net consideration over carrying book value of $1.4 million as a capital contribution received from Nant Capital in additional paid-in capital, on the consolidated statement of stockholders’ deficit during the fiscal year ended December 31, 2022.
In September 2021, we entered into a lease agreement with Nant Capital under which we leased back 557 South Douglas Street for an initial lease term of seven years, which commenced on September 27, 2021. The monthly base rent under the lease was approximately $81,976 per month with an annual increase of 3% on October 1 of each year beginning in 2022 during the initial term. For the first two years under the lease, we would not be charged rent; we would begin paying rent on October 1, 2023 at the current monthly base rent. We prepaid the first month rent and security deposit totaling $0.2 million upon the execution of the lease. The lease was classified as an operating lease.
Effective May 31, 2022, we executed a lease termination agreement with Nant Capital under which we received a full refund of the first month’s rent and security deposit totaling $0.2 million that we paid upon execution of the lease. Prior to the termination of the lease, we recorded rent expense of $0.4 million during the fiscal year ended December 31, 2022 in research and development expense, on the consolidated statement of operations. During the fiscal year ended December 31, 2022, we recognized a gain of $0.6 million on the disposal of this lease in other expense, net, on the consolidated statement of operations.
420 Nash, LLC
On September 27, 2021, we entered into a lease agreement with 420 Nash, LLC, a related party, whereby we leased an approximately 19,125 rentable square foot property located at 420 Nash Street, El Segundo, California, to be used primarily for the warehousing and storage of drug manufacturing supplies, products and equipment and ancillary office space.
Under the terms of the lease agreement, the lease term began on October 1, 2021 and expires on September 30, 2026. The base rent is approximately $38,250 per month with an annual increase of 3% on October 1 of each year beginning in 2022 during the initial term. The company is responsible for the payment of real property taxes, repairs and maintenance, improvements, insurance, and operating expenses during the term of the lease. We received a rent abatement for the first month of the lease, and a one-time improvement allowance of $15,000 from the landlord that was credited against base rent obligations for the second month of the lease.
The company has options to extend the lease term for two additional consecutive periods of five years each. At the beginning of each option term, the initial monthly base rent will be adjusted to market rent (as defined in the lease agreement) with an annual increase of 3% during the option term. We have included the first option to extend the lease term for five years as part of the initial term of the lease as it is reasonably certain that we will exercise the option, which implies lease expiration in September 2031. During the fiscal years ended December 31, 2023 and 2022, we recorded rent expense for this lease totaling $0.5 million, respectively, in research and development expense, on the consolidated statements of operations.
23 Alaska, LLC
On May 6, 2022, we entered into a lease agreement with 23 Alaska, LLC, a related party, for a 47,265 rentable square foot facility located at 2335 Alaska Ave., El Segundo, California, to be used primarily for pharmaceutical development and manufacturing, research and development, and office space.
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Under the terms of the agreement, the lease term began on May 1, 2022 and was to expire on April 30, 2027. The base rent was approximately $139,400 per month with an annual increase of 3% on May 1 of each year beginning in 2023 during the initial term. We were also required to pay $7,600 per month for parking during the initial term. The company was responsible for the payment of real property taxes, repairs and maintenance, improvements, insurance, and operating expenses during the term of the lease.
The company was responsible for the costs associated with the build-out of the premises and was to receive a one-time tenant improvement allowance of approximately $0.9 million from the landlord. As of December 31, 2022, we re-evaluated plans for the future development of the facility and deemed it unlikely to claim any of the allowance during the reimbursement time frame. As such, during the fiscal year ended December 31, 2022, we wrote off the entire allowance receivable of $0.9 million.
Effective August 31, 2023, we executed a lease termination agreement with the lessor under which we received a full refund of the security deposit totaling $0.1 million that we paid upon execution of the lease. During the fiscal years ended December 31, 2023 and 2022, we recorded $1.2 million of rent expense for this lease, respectively, in research and development expense, on the consolidated statements of operations. During the fiscal year ended December 31, 2023, we recognized a gain of $0.6 million on the disposal of this lease in research and development expense, on the consolidated statement of operations.

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Policies for Approval of Related-Party Transactions
We have adopted a written Related Party Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of related-party transactions. For purposes of our policy only, a “related-party transaction” is a past, present, or future transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) which we and any “related person” are participants, the amount involved exceeds $120,000, and in which a related person had, has, or will have a direct or indirect material interest. Various transactions are not covered by this policy, including transactions involving compensation for services provided to us as an employee or director. A “related party,” includes any executive officer, director or nominee to become director, and any holder of more than 5% of our common stock, including any immediate family members of such persons. Any related-party transaction may only be consummated if approved by the Related Party Transaction Committee in accordance with the policy guidelines set forth below.
Under the policy, where a transaction has been identified as a related-party transaction, management must present information regarding the proposed related-party transaction to the Related Party Transaction Committee for review and approval during a committee meeting. In considering related-party transactions, the Related Party Transaction Committee takes into account the relevant available facts and circumstances including, but not limited to whether the terms of such transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
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Other Matters

Stockholder Proposals for the 2025 Annual Meeting
Proposals Pursuant to Rule 14a-8. Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2025 annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary at our principal executive offices so that they are received no later than the close of business (5:30 p.m. Pacific Time) on December 27, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.
Director Nominations Pursuant to our Bylaws. It is the policy of the Governance Committee to consider recommendations for candidates to the Board from stockholders holding no less than 1% of the outstanding shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation or nomination.
A stockholder that wishes to recommend a candidate for consideration by the Governance Committee as a potential candidate for director must direct the recommendation in writing to our Corporate Secretary at our principal executive offices, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of the company’s common stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our common stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. The Governance Committee will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.
Advance Notice Procedures for 2025 Annual Meeting. In order to be brought before our 2025 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2025 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our Corporate Secretary at our principal executive offices not less than 45 days and not more than 75 days before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any written notice given by a stockholder pursuant to these provisions of our amended and restated bylaws must be received by our Corporate Secretary at our principal executive offices:
•not earlier than February 15, 2025 and
•not later than March 17, 2025.
In the event that we hold our 2025 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2024 Annual Meeting, then such written notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the following two dates:
•the 90th day prior to such annual meeting, or
•the 10th day following the day on which public announcement of the date of such meeting is first made.
To be in proper written form, a stockholder’s notice and/or proposals must include the specified information concerning the proposal or nominee as described in our amended and restated bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Notices and/or proposals should be addressed to our Corporate Secretary at our principal executive offices.
In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than 60 calendar days prior to the anniversary date of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for next year’s annual meeting, the Corporate Secretary must receive notice under SEC Rule 14a-19 no later than April 12, 2025. Please note that the notice requirement under SEC Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our bylaws described above.
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Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing the company’s filings on the SEC’s website at sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Code of Global Business Conduct and Ethics
The Board has adopted a written Code of Global Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and agents and representatives, including consultants. A copy of the Code of Global Business Conduct and Ethics is available on our website, ir.immunitybio.com under “Corporate Governance.” If we make any substantive amendments to, or grant any waivers from, the Code of Global Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver and provide a copy of any amendments on our website.

Householding of Proxy Materials
Beneficial owners of common stock who share a single address will receive only one copy of the Notice of Internet Availability of Proxy Materials or the proxy materials, as the case may be, unless their broker, bank, or nominee has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial stockholder(s) sharing a single address wish to discontinue householding and receive a separate copy of the Notice of Internet Availability of Proxy Materials or the proxy materials, we will have a separate copy promptly delivered to them upon their written or oral request. To make the request, they may contact Broadridge, either by calling 866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and including their name, the name of their broker, or other nominee, and their account number(s). Beneficial owners may also contact Broadridge if they received multiple copies of the proxy materials and prefer to receive a single copy in the future.

No Incorporation by Reference
This report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by the company under the Securities Act, except to the extent the company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference.
We maintain a website at ir.immunitybio.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
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We know of no other matters to be submitted at the 2024 Annual Meeting. If any other matters properly come before the 2024 Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

The Board of Directors

San Diego, California
May 1, 2024
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Appendix A

ImmunityBio, Inc. 2015 Equity Incentive Plan
IMMUNITYBIO, INC.
2015 EQUITY INCENTIVE PLAN
(As amended on _____________, 2024)
1.    Purposes of the Plan. The purposes of this Plan are:
•to attract and retain the best available personnel for positions of substantial responsibility,
•to provide additional incentive to Employees, Directors and Consultants, and
•to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.
2.     Definitions. As used herein, the following definitions will apply:
(a)     “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)     “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of Shares thereunder, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)     “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
(d)     “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)     “Board” means the Board of Directors of the Company.
(f)     “Change in Control” means the occurrence of any of the following events:
(i)     A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or
(ii)     A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)     A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a
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substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(g)     “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(h)     “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.
(i)     “Common Stock” means the common stock of the Company.
(j)     “Company” means ImmunityBio, Inc., a Delaware corporation, or any successor thereto.
(k)     “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act.
(l)     “Director” means a member of the Board.
(m)     “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(n)     “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(o)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p)     “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
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(q)     “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)     If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(iii)     For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock; or
(iv)     In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
(r)     “Fiscal Year” means the fiscal year of the Company.
(s)     “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(t)     “Inside Director” means a Director who is an Employee.
(u)     “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(v)     “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(w)     “Option” means a stock option granted pursuant to the Plan.
(x)     “Outside Director” means a Director who is not an Employee.
(y)     “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(z)     “Participant” means the holder of an outstanding Award.
(aa)     “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.
(bb)     “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.
(cc)     “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(dd)     “Plan” means this 2015 Equity Incentive Plan.
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(ee)     “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.
(ff)     “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.
(gg)     “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(hh)     “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(ii)     “Section 16(b)” means Section 16(b) of the Exchange Act.
(jj)     “Service Provider” means an Employee, Director or Consultant.
(kk)     “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
(ll)     “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
(mm)     “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.    Stock Subject to the Plan.
(a)     Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 49,300,000 Shares, plus the sum of (i) any Shares that, as of the Registration Date, have been reserved but not issued pursuant to any awards granted under the Company’s 2014 Equity Incentive Plan, as amended (the “Existing Plan”), and are not subject to any awards granted thereunder, and (ii) any Shares subject to stock options or similar awards granted under the Existing Plan that, on or after the Registration Date, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to clauses (i) and (ii) equal to 9,197,066. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)     Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 3(c).
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(c)     Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.     Administration of the Plan.
(a)     Procedure.
(i)     Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)     Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.
(iii)     Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iv)     Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
(b)     Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)     to determine the Fair Market Value;
(ii)     to select the Service Providers to whom Awards may be granted hereunder;
(iii)     to determine the number of Shares to be covered by each Award granted hereunder;
(iv)     to approve forms of Award Agreements for use under the Plan;
(v)     to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi)     to institute and determine the terms and conditions of an Exchange Program;
(vii)     to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(viii)     to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;
(ix)     to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);
(x)     to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 15 of the Plan;
(xi)     to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xii)     to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and
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(xiii)     to make all other determinations deemed necessary or advisable for administering the Plan.
(c)     Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
5.     Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.     Stock Options.
(a)     Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(b)     Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(c)     Option Exercise Price and Consideration.
(i)     Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1)     In the case of an Incentive Stock Option
(A)     granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(B)     granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2)     In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3)     Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)     Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)     Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that
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accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.
(d)     Exercise of Option.
(i)     Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)     Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)     Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)     Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
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7.     Restricted Stock.
(a)     Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)    Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, if any, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)     Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)     Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)     Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)     Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)     Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(h)     Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
8.     Restricted Stock Units.
(a)     Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b)     Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
(c)     Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d)     Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(e)     Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
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9.    Stock Appreciation Rights.
(a)     Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)     Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c)     Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
(d)     Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)     Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion. Notwithstanding the foregoing, the rules of Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.
(f)     Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)     The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)     The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
10.     Performance Units and Performance Shares.
(a)     Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
(b)     Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)     Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(d)     Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
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(e)     Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f)     Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
11.    Outside Director Limitations. Subject to the provisions of Section 14 of the Plan, no Outside Director may be granted, in any Fiscal Year, Awards covering more than 175,000 Shares, increased to 300,000 Shares in the Fiscal Year of his or her initial service as an Outside Director.
12.     Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
13.     Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
14.     Adjustments; Dissolution or Liquidation; Change in Control.
(a)     Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limit in Section 3 of the Plan.
(b)     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)     Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that (i) Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 14(c), the Administrator will not be required to treat all Awards similarly in the transaction.
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In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(d)     Outside Director Awards. With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
15.     Tax.
(a)     Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b)     Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, (e) such other consideration and method of payment for the meeting of tax withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (f) any combination of the foregoing methods of payment. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date
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that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
(c)     Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.
16.     No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
17.     Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
18.     Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) the business day immediately prior to the Registration Date. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 19 of the Plan.
19.     Amendment and Termination of the Plan.
(a)     Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b)     Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)     Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
20.     Conditions Upon Issuance of Shares.
(a)     Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)     Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
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21.     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
22.     Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
ImmunityBio, Inc.    | A-13 |    2024 Proxy Statement

IMMUNITYBIO, INC.
2015 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
NOTICE OF STOCK OPTION GRANT
Unless otherwise defined herein, the terms defined in the ImmunityBio, Inc. 2015 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement including the Notice of Stock Option Grant (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, and the appendices and exhibits attached thereto (all together, the “Award Agreement”).
Name (“Participant”): «Name»
Address: «Address»
«CityStateZip»
The undersigned Participant has been granted an Option to purchase Common Stock of ImmunityBio, Inc. (the “Company”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:
Date of Grant «GrantDate»
Vesting Commencement Date «VCD»
Number of Shares Granted «Shares»
Exercise Price per Share «Purchase_Price»
Total Exercise Price «Purchase_Price»
Type of Option____ Incentive Stock Option
____ Nonstatutory Stock Option
Term/Expiration Date «GrantDate»
Vesting Schedule:
Subject to accelerated vesting as set forth below or in the Plan, this Option will be exercisable, in whole or in part, in accordance with the following schedule:
[Insert Vesting Schedule, e.g.: Twenty-five percent (25%) of the Shares subject to the Option shall vest on the one (1) year anniversary of the Vesting Commencement Date, and one forty-eighth (1/48th) of the Shares subject to the Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month), subject to Participant continuing to be a Service Provider through each such date.]
Termination Period:
This Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for twelve (12) months after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 14 of the Plan.
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Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	IMMUNITYBIO, INC.

Signature «Name»	By
Print Name	Print Name
Title

Address: «Address»

«CityStateZip»

ImmunityBio, Inc.    | A-15 |    2024 Proxy Statement

IMMUNITYBIO, INC.
2015 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
TERMS AND CONDITIONS OF STOCK OPTION GRANT
1.     Grant of Option. The Company hereby grants to the individual (the “Participant”) named in the Notice of Stock Option Grant of this Award Agreement (the “Notice of Grant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
(a)     For U.S. taxpayers, the Option will be designated as either an Incentive Stock Option (“ISO”) or a Nonstatutory Stock Option (“NSO”). If designated in the Notice of Grant as an ISO, this Option is intended to qualify as an ISO under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as an NSO. Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.
(b)     For non-U.S. taxpayers, the Option will be designated as an NSO.
2.     Vesting Schedule. Except as provided in Section 3, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.
3.     Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.
4.     Exercise of Option.
(a)     Right to Exercise. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.
(b)     Method of Exercise. This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”) in the form attached as Exhibit A or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together and of any Tax Obligations (as defined in Section 6(a)). This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.
5.     Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:
(a)     cash;
(b)     check;
(c)     consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or
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(d)     if Participant is a U.S. employee, surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.
6.     Tax Obligations.
(a)     Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Option, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the Employer or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (b) the Participant’s and, to the extent required by the Company (or Employer), the Company’s (or Employer’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Option or sale of Shares, and (c) any other Company (or Employer) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to the Option (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.
(b)     Tax Withholding. When the Option is exercised, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer. If Participant is a non-U.S. taxpayer, Participant will be subject to applicable taxes in his or her jurisdiction. Pursuant to such procedures as the Administrator may specify from time to time, the Company and/or Employer shall withhold the minimum amount required to be withheld for the payment of Tax Obligations. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount of such Tax Obligations, (c) withholding the amount of such Tax Obligations from Participant’s wages or other cash compensation paid to Participant by the company and/or the Employer, (d) delivering to the Company already vested and owned Shares having a Fair Market Value equal to such Tax Obligations, or (e) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount of the Tax Obligations. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to Participant. Further, if Participant is subject to tax in more than one jurisdiction between the Date of Grant and a date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges and agrees that the Company and/or the Employer (and/or former employer, as applicable) may be required to withhold or account for tax in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such amounts are not delivered at the time of exercise.
(c)     Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.
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(d)     Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of a share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share Exercise Price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share Exercise Price that was less than the Fair Market Value of a Share on the Date of Grant, Participant will be solely responsible for Participant’s costs related to such a determination.
7.     Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
8.     No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
9.     Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:
(a)     the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(b)     all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;
(c)     Participant is voluntarily participating in the Plan;
(d)     the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;
(e)     the Option and Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(f)     the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(g)     if the underlying Shares do not increase in value, the Option will have no value;
(h)     if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;
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(i)     for purposes of the Option, Participant’s engagement as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, (i) Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); and (ii) the period (if any) during which Participant may exercise the Option after such termination of Participant’s engagement as a Service Provider will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s engagement agreement, if any; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her Option grant (including whether Participant may still be considered to be providing services while on a leave of absence);
(j)     unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Award Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(k)     the following provisions apply only if Participant is providing services outside the United States:
(i)     the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose;
(ii)     Participant acknowledges and agrees that none of the Company, the Employer, or any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise; and
(iii)     no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of Participant’s engagement as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms on Participant’s employment or service agreement, if any), and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent, any Subsidiary or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary and the Employer from any such claim, if notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.
10.     No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
11.     Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
ImmunityBio, Inc.    | A-19 |    2024 Proxy Statement

Participant understands that Data will be transferred to a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her engagement as a Service Provider and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Options or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
12.     Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at ImmunityBio, Inc., 3530 John Hopkins Ct., San Diego, CA 92121, or at such other address as the Company may hereafter designate in writing.
13.     Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.
14.     Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company.
15.     Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the purchase by, or issuance of Shares, to Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Award Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience.
16.     Language. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
17.     Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
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18.     Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
19.     Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
20.     Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
21.     Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
22.     Governing Law and Venue. This Award Agreement will be governed by the laws of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Los Angeles, California, or the federal courts for the United States for the Central District of California, and no other courts, where this Option is made and/or to be performed.
23.     Country Addendum. Notwithstanding any provisions in this Award Agreement, this Option shall be subject to any special terms and conditions set forth in any appendix to this Award Agreement for Participant’s country (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Award Agreement.
24.     Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with the Option.
25.     No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
26.     Tax Consequences. Participant has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.
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IMMUNITYBIO, INC.
2015 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
COUNTRY ADDENDUM
TERMS AND CONDITIONS
This Country Addendum includes additional terms and conditions that govern the Option granted to Participant under the Plan if Participant works in one of the countries listed below. If Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which he or she is currently working or if Participant relocates to another country after receiving the Option, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.
Certain capitalized terms used but not defined in this Country Addendum shall have the meanings set forth in the Plan, the and/or the Award Agreement to which this Country Addendum is attached.
NOTIFICATIONS
This Country Addendum also includes notifications relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries listed in this Country Addendum, as of [DATE]. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the notifications herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be outdated when Participant exercises the Option or sells Shares acquired under the Plan.
In addition, the notifications are general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.
Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working (or is considered as such for local law purposes) or if Participant moves to another country after the Option is granted, the information contained herein may not be applicable to Participant.
ImmunityBio, Inc.    | A-22 |    2024 Proxy Statement

EXHIBIT A
IMMUNITYBIO, INC.
2015 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
ImmunityBio, Inc.
3530 John Hopkins Ct.
San Diego, CA 92121
Attention: Stock Administration
1.     Exercise of Option. Effective as of today, the undersigned (“Purchaser”) hereby elects to purchase shares (the “Shares”) of the Common Stock of ImmunityBio, Inc. (the “Company”) under and pursuant to the 2015 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement, dated and including the Notice of Grant, the Terms and Conditions of Stock Option Grant, and appendices and exhibits attached thereto (the “Award Agreement”). The purchase price for the Shares will be $, as required by the Award Agreement.
2.     Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any Tax Obligations (as defined in Section 7(a) of the Award Agreement) to be paid in connection with the exercise of the Option.
3.     Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.
4.     Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.
5.     Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
6.     Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:

PURCHASER	IMMUNITYBIO, INC.

Signature	By

Print Name	Its

Address:

Date Received
ImmunityBio, Inc.    | A-23 |    2024 Proxy Statement

IMMUNITYBIO, INC.
2015 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
Unless otherwise defined herein, the terms defined in the 2015 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Unit Award Agreement, including the Notice of Grant of Restricted Stock Units (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant, and any appendices and exhibits attached thereto (all together, the “Award Agreement”).
Name (“Participant”): «Name»
Address: «Address»
The undersigned Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:
Date of Grant: «GrantDate»
Vesting Commencement Date: «VCD»
Number of Restricted Stock Units: «Shares»
Vesting Schedule:
Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:
In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate.
Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	IMMUNITYBIO, INC.

Signature	By
«Name»
Print Name	Print Name

Address:	Title

«Address»
«CityStateZip»
ImmunityBio, Inc.    | A-24 |    2024 Proxy Statement

IMMUNITYBIO, INC.
2015 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT
1.     Grant of Restricted Stock Units. The Company hereby grants to the individual (the “Participant”) named in the Notice of Grant of Restricted Stock Units of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.
2.     Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3 or 4, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.     Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to Participant continuing to be a Service Provider through each applicable vesting date.
4.     Payment after Vesting.
(a)     General Rule. Subject to Section 6, any Restricted Stock Units that vest will be paid to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares. Subject to the provisions of Section 4(b), such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Restricted Stock Units payable under this Award Agreement.
(b)     Acceleration.
(i)     Discretionary Acceleration. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 4(b) shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence.
(ii)     Notwithstanding anything in the Plan or this Award Agreement or any other agreement (whether entered into before, on or after the Date of Grant), if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death.
(c)     Section 409A. It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
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5.     Forfeiture Upon Termination as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, if Participant ceases to be a Service Provider for any or no reason, the then-unvested Restricted Stock Units awarded by this Award Agreement will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder.
6.     Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
7.     Tax Consequences. Participant has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.
8.     Tax Obligations
(a)     Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Restricted Stock Units, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the Employer or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (b) the Participant’s and, to the extent required by the Company (or Employer), the Company’s (or Employer’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Restricted Stock Units or sale of Shares, and (c) any other Company (or Employer) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to the Restricted Stock Units (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.
(b)     Tax Withholding. When Shares are issued as payment for vested Restricted Stock Units, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer. If Participant is a non-U.S. taxpayer, Participant will be subject to applicable taxes in his or her jurisdiction. Pursuant to such procedures as the Administrator may specify from time to time, the Company and/or Employer shall withhold the minimum amount required to be withheld for the payment of Tax Obligations. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount of such Tax Obligations, (c) withholding the amount of such Tax Obligations from Participant’s wages or other cash compensation paid to Participant by the company and/or the Employer, (d) delivering to the Company already vested and owned Shares having a Fair Market Value equal to such Tax Obligations, or (e) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount of the Tax Obligations. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to Participant and, until determined otherwise by the Company, this will be the method by which such Tax Obligations are satisfied. Further, if Participant is subject to tax in more than one jurisdiction between the Date of
ImmunityBio, Inc.    | A-26 |    2024 Proxy Statement

Grant and a date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges and agrees that the Company and/or the Employer (and/or former employer, as applicable) may be required to withhold or account for tax in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of such Tax Obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company. Participant acknowledges and agrees that the Company may refuse to deliver the Shares if such Tax Obligations are not delivered at the time they are due.
9.     Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
10.     No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK UNIT AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
11.     Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
12.     Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:
(a)     the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;
(b)     all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;
(c)     Participant is voluntarily participating in the Plan;
(d)     the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;
(e)     the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(f)     the future value of the underlying Shares is unknown, indeterminable and cannot be predicted;
ImmunityBio, Inc.    | A-27 |    2024 Proxy Statement

(g)     for purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock Units grant (including whether Participant may still be considered to be providing services while on a leave of absence);
(h)     unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(i)     the following provisions apply only if Participant is providing services outside the United States:
(i)     the Restricted Stock Units and the Shares are subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose.
(ii)     Participant acknowledges and agrees that none of the Company, the Employer or any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or any amounts due to Participant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement; and
(iii)     no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s engagement as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms on Participant’s employment or service agreement, if any), and in consideration of the grant of the Restricted Stock Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent, any Subsidiary or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary and the Employer from any such claim, if notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.
13.     No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
14.     Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
ImmunityBio, Inc.    | A-28 |    2024 Proxy Statement

Participant understands that Data will be transferred to a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
15.     Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at ImmunityBio, Inc., 3530 John Hopkins Ct., San Diego, CA 92121, or at such other address as the Company may hereafter designate in writing.
16.     Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
17.     No Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
18.     Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.
19.     Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.
ImmunityBio, Inc.    | A-29 |    2024 Proxy Statement

20.     Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
21.     Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
22.     Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
23.     Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.
24.     Governing Law and Venue. This Award Agreement will be governed by the laws of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Los Angeles, California or the federal courts for the United States for the Central District of California, and no other courts.
25.     Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
26.     Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
27.     Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.
28.     [Country Addendum. Notwithstanding any provisions in this Award Agreement, the Restricted Stock Unit grant shall be subject to any special terms and conditions set forth in any appendix to this Award Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Award Agreement.]
ImmunityBio, Inc.    | A-30 |    2024 Proxy Statement

IMMUNITYBIO, INC.
2015 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
COUNTRY ADDENDUM
TERMS AND CONDITIONS
This Country Addendum includes additional terms and conditions that govern the award of Restricted Stock Units under the Plan if Participant works in one of the countries listed below. If Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which he or she is currently working or if Participant relocates to another country after receiving the Award of Restricted Stock Units, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.
Certain capitalized terms used but not defined in this Country Addendum shall have the meanings set forth in the Plan and/or the Award Agreement to which this Country Addendum is attached.
NOTIFICATIONS
This Country Addendum also includes notifications relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries listed in this Country Addendum, as of [DATE]. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the notifications herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be outdated when Participant vests in the Restricted Stock Units and acquires Shares, or when Participant subsequently sell Shares acquired under the Plan.
In addition, the notifications are general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.
Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working (or is considered as such for local law purposes) or if Participant moves to another country after receiving an Award of Restricted Stock Units, the information contained herein may not be applicable to Participant.
ImmunityBio, Inc.    | A-31 |    2024 Proxy Statement
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V45523-P12055 1f. Wesley Clark 1i. Barry J. Simon, M.D. 4. To ratify the selection of Ernst & Young LLP as ImmunityBio’s independent registered public accounting firm for the fiscal year ending December 31, 2024. 2. To approve an amendment to the ImmunityBio, Inc. 2015 Equity Incentive Plan to increase the number of shares of the company's common stock authorized for issuance under the plan by 19,900,000 shares. 3. To approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers ("Say-on-Pay"). For Against Abstain !! !! !! !! !! !! !! !! ! !! IMMUNITYBIO, INC. IMMUNITYBIO, INC. 3530 JOHN HOPKINS COURT SAN DIEGO, CA 92121 1e. John Owen Brennan 1h. Christobel Selecky 1c. Richard Adcock 1a. Patrick Soon-Shiong, M.D. 1b. Cheryl L. Cohen 1d. Michael D. Blaszyk 1g. Linda Maxwell, M.D. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. Nominees: 1. Election of Directors Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Withhold !! ! !! ! !! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/IBRX2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2023 Annual Report are available at www.proxyvote.com. V45524-P12055 IMMUNITYBIO, INC. Annual Meeting Of Stockholders June 11, 2024 9:30 A.M., Pacific Time This Proxy Is Solicited On Behalf Of The Board Of Directors We have designated each of Richard Adcock, our Chief Executive Officer and President, Jason Liljestrom, our General Counsel and Corporate Secretary, and David Sachs, our Chief Financial Officer, to serve as proxies for the Annua l Meet ing, each wi th the power to appoint h i s subst i tute , and hereby author izes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of IMMUNITYBIO, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 A.M., Pacific Time, on Tuesday, June 11, 2024, virtually at www.virtualshareholdermeeting.com/IBRX2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the individuals named in Proposal 1 and FOR Proposals 2, 3 and 4. Continued and to be signed on reverse side